                                                                     EXHIBIT 2.1



                             ====================



                           STOCK PURCHASE AGREEMENT


                                     among


                             MEMRY HOLDINGS, S.A.,


                                      and


                              THE SHAREHOLDERS OF


                   ADVANCED MATERIALS AND TECHNOLOGIES, N.V.



                                  ----------

                               October 30, 1998

                                  ----------


                             ====================

                                              ARTICLE I

                                             DEFINITIONS

                                              ARTICLE II

                                      SALE AND PURCHASE OF SHARES

     Section 2.01.    Sale and Purchase of Shares.................................  - 6 -
                      ---------------------------
     Section 2.02.    Definition of Purchase Price and Payment for the Shares.....  - 7 -
                      -------------------------------------------------------
     Section 2.03.    Net Worth Adjustment........................................  - 7 -
                      --------------------
     Section 2.04     Closing Net Worth Statement.................................  - 7 -
                      ---------------------------
     Section 2.05.    Buyer's Review..............................................  - 7 -
                      --------------
     Section 2.06.    Sellers' Review.............................................  - 7 -
                      ---------------
     Section 2.07.    Conference..................................................  - 8 -
                      ----------
     Section 2.08.    Arbitrator..................................................  - 8 -
                      ----------
     Section 2.09.    Scope of Arbitration........................................  - 8 -
                      --------------------
     Section 2.10.    Arbitrator's Decision.......................................  - 8 -
                      ---------------------
     Section 2.11.    Access......................................................  - 8 -
                      ------
     Section 2.12.    Closing Net Worth...........................................  - 9 -
                      -----------------
     Section 2.13.    Support Payment.............................................  - 9 -
                      ---------------
     Section 2.14     Payments in Cash; Currency Translations; Payments to Sellers  - 9 -
                      ------------------------------------------------------------
     Section 2.15     Representative Sellers......................................  - 9 -
                      ----------------------

                                             ARTICLE III

                                               CLOSING

     Section 3.01.    Closing.....................................................  - 10 -
                      -------
     Section 3.02.    Deliveries..................................................  - 10 -
                      ----------

                                              ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Section 4.01     Title to Shares.............................................  - 11 -
                      ---------------
     Section 4.02     Authority Relative to this Agreement........................  - 11 -
                      ------------------------------------
     Section 4.03.    Absence of Conflicts........................................  - 11 -
                      --------------------
     Section 4.04.    Organization and Qualification..............................  - 11 -
                      ------------------------------
     Section 4.05.    Subsidiaries; Other Affiliates; Investments.................  - 12 -
                      --------------------------------------------
     Section 4.06.    Capitalization..............................................  - 12 -
                      --------------
     Section 4.07.    Articles of Association; Minute Books.......................  - 12 -
                      -------------------------------------
     Section 4.08.    [intentionally omitted].....................................  - 12 -
     Section 4.09.    Governmental Approvals......................................  - 12 -
                      ----------------------
     Section 4.10.    Financial Statements........................................  - 12 -
                      --------------------
     Section 4.11.    Absence of Certain Changes..................................  - 13 -
                      --------------------------

     Section 4.12.    Tax Matters.................................................  - 13 -
                      -----------
     Section 4.13.    Compliance with Law.........................................  - 14 -
                      -------------------
     Section 4.14.    Litigation..................................................  - 14 -
                      ----------
     Section 4.15.    Agreements..................................................  - 15 -
                      ----------
     Section 4.16.    Real Estate.................................................  - 16 -
                      -----------
     Section 4.17.    Accounts and Notes Receivable...............................  - 16 -
                      -----------------------------
     Section 4.18.    [intentionally omitted].....................................  - 17 -
     Section 4.19.    Tangible Property...........................................  - 17 -
                      -----------------
     Section 4.20.    Intellectual Property.......................................  - 17 -
                      ---------------------
     Section 4.21.    Liens.......................................................  - 18 -
                      -----
     Section 4.22.    Liabilities.................................................  - 18 -
                      -----------
     Section 4.23.    Customers; Suppliers........................................  - 18 -
                      --------------------
     Section 4.24.    Labor Agreements............................................  - 19 -
                      ----------------
     Section 4.25.    Personnel Matters...........................................  - 19 -
                      -----------------
     Section 4.26.    Environmental Protection....................................  - 19 -
                      ------------------------
     Section 4.27.    Employee Benefits...........................................  - 20 -
                      -----------------
     Section 4.28.    Computer Systems............................................  - 20 -
                      ----------------
     Section 4.29.    Employees; Compensation.....................................  - 20 -
                      -----------------------
     Section 4.30.    Insurance...................................................  - 20 -
                      ---------
     Section 4.31.    [intentionally omitted].....................................  - 20 -
     Section 4.32.    Operations of the Company...................................  - 20 -
                      -------------------------
     Section 4.33.    Potential Conflicts of Interest.............................  - 22 -
                      -------------------------------
     Section 4.34.    Banks, Brokers and Proxies..................................  - 22 -
                      --------------------------
     Section 4.35.    Full Disclosure.............................................  - 22 -
                      ---------------
     Section 4.36.    No Broker...................................................  - 23 -
                      ---------

                                               ARTICLE V

                               REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Section 5.01.    Organization................................................  - 23 -
                      ------------
     Section 5.02.    Authority Relative to this Agreement........................  - 23 -
                      ------------------------------------
     Section 5.03.    Absence of Conflicts........................................  - 23 -
                      --------------------
     Section 5.04.    Parent Shares...............................................  - 24 -
                      -------------
     Section 5.05.    No Broker...................................................  - 24 -
                      ---------

                                               ARTICLE VI

                                        COVENANTS AND AGREEMENTS

     Section 6.01.    Payment of Debts............................................  - 24 -
                      ----------------
     Section 6.02.    Holding of Shares...........................................  - 24 -
                      -----------------
     Section 6.03.    Confidentiality.............................................  - 25 -
                      ---------------
     Section 6.04.    Covenant Not to Compete.....................................  - 25 -
                      -----------------------

                                              ARTICLE VII

                        SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION

     Section 7.01.    Survival of Representations and Warranties; Interpretation..  - 26 -
                      ----------------------------------------------------------

     Section 7.02.    Indemnification Provisions for Benefit of the Buyer.........  - 27 -
                      ---------------------------------------------------
     Section 7.03.    Indemnification Provisions for Benefit of the Sellers.......  - 28 -
                      -----------------------------------------------------
     Section 7.04.    Matters Involving Third Parties.............................  - 28 -
                      -------------------------------
     Section 7.05.    Right of Set Off............................................  - 29 -
                      ----------------

                                              ARTICLE VIII

                                             MISCELLANEOUS

     Section 8.01.    Fees and Expenses...........................................  - 30 -
                      -----------------
     Section 8.02.    Publicity...................................................  - 30 -
                      ---------
     Section 8.03.    Notices.....................................................  - 30 -
                      -------
     Section 8.04.    Entire Agreement............................................  - 31 -
                      ----------------
     Section 8.05.    Waivers and Amendments......................................  - 31 -
                      ----------------------
     Section 8.06.    Governing Law...............................................  - 31 -
                      -------------
     Section 8.07.    Jurisdiction................................................  - 31 -
                      ------------
     Section 8.08.    Binding Effect; Benefit.....................................  - 32 -
                      -----------------------
     Section 8.09.    Variations in Pronouns......................................  - 32 -
                      ----------------------
     Section 8.10.    Construction................................................  - 32 -
                      ------------
     Section 8.11.    Counterparts................................................  - 32 -
                      ------------
     Section 8.12.    Exhibits and Schedules......................................  - 32 -
                      ----------------------
     Section 8.13.    Headings....................................................  - 32 -
                      --------
     Section 8.14.    Severability................................................  - 32 -
                      ------------

EXHIBITS:
--------

Exhibit A    -  Escrow Agreement
Exhibit B    -  Opinion of Sellers' Counsel
Exhibit C    -  Form of Release
Exhibit D    -  Management Consulting Agreement of Advanced Business Consulting N.V.
Exhibit E    -  Standstill Agreement
Exhibit F-1  -  Opinion of Buyer's Counsel
Exhibit F-2  -  Opinion of Parent's Counsel
Exhibit G    -  Press Release
Exhibit H    -  Swiss Metals Agreement

SCHEDULES:
---------

Schedule A  -  Schedule of Sellers

                           STOCK PURCHASE AGREEMENT
                           ------------------------


  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 30, 1998, by and among MEMRY HOLDINGS, S.A. (the "Buyer"), a Belgian corporation and a wholly-owned subsidiary of Memry Corporation, a Delaware corporation (the "Parent"), and each of the shareholders of Advanced Materials and Technologies, N.V., a Belgian corporation (the "Company"), set forth on Schedule A hereto (each referred to individually as a "Seller" and collectively as the "Sellers").


                             W I T N E S S E T H:
                             - - - - - - - - - -


  WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of capital stock of the Company (collectively, the "Shares"); and

  WHEREAS, the Sellers wish to sell, transfer, assign, convey and deliver the Shares to the Buyer, and the Buyer wishes to purchase, acquire and accept the Shares from the Sellers, upon the terms and conditions set forth in this Agreement; and

  WHEREAS, without limiting the effect of the representations, warranties and covenants of the Sellers herein, the Buyer has had the opportunity to carry out legal, financial, business and environmental due diligence on the Company pursuant to a letter of intent dated August 11, 1998.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


  As used in this Agreement, the following terms have the following meanings.


  Section 1.01.  "Adjustment Payment" has the meaning given thereto in Section
                  ------------------
2.03.

  Section 1.02.  "Adverse Consequences" means the actual (as opposed to the
                  --------------------
unrealized potential) negative effect of all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses and fees, including court costs, but excluding attorneys fees and expenses. In calculating Adverse Consequences, any amounts or consequences that would not have occurred but for the failure of an Indemnified Party (including, in the case of the Buyer, also the Company) to use reasonable good faith efforts to mitigate the effects of the breach giving rise to the Adverse Consequences shall not be included in the determination of Adverse Consequences. Furthermore, (i) all calculations of Adverse Consequences shall be net of any insurance proceeds, Tax benefits and/or recoveries from third parties actually received by the Indemnified Party as a result of the breach, and (ii) in the event (and to the extent) that a breach of a representation or warranty by Sellers is remedied by the calculation of the Closing Net Worth and the Adjustment Payment, the Parties agree that there will be no Adverse Consequences of such breach. The Adverse Consequences of a Specified Disclosure described in clause (i) of the definition thereof shall be limited to the costs of any fines, penalties and/or similar charges relating to the period through the Closing Date, and the Adverse Consequences of a Specified Disclosure described in clause (iii) of the definition thereof shall be limited to fines, penalties and similar costs (whether before or after the Closing Date but not subsequent to any final adverse determination on such matter). In no event shall the Adverse Consequences to the Buyer of a breach relating directly to the Company (e.g., a breach by the Sellers of a representation regarding the existence of the Company's Contracts and/or Other Agreements) be greater than the Adverse Consequences to the Company of such matter.

  Section 1.03.  "Affiliate" shall mean a person that, directly or indirectly,
                  ---------
Controls or is Controlled by, or is under common Control with, the Buyer, the Company, any Seller or any other relevant Person, as the case may be.

  Section 1.04.  "Agreement" means this Stock Purchase Agreement.
                  ---------

  Section 1.05.  "Balance Sheet" has the meaning given thereto in Section
                  -------------
4.10(a).

  Section 1.06.  "Balance Sheet Date" has the meaning given thereto in Section
                  ------------------
4.10(a).

  Section 1.07.  "Business" means the Company's business of the application,
                  --------
development, production and sale of products based on advanced shape memory alloys and/or technologies and the provision of related services.

  Section 1.08.  "Business Day" means each Monday, Tuesday, Wednesday, Thursday
                  ------------
and Friday which is not a day in which banking institutions in either New York, New York, U.S.A., or Brussels, Belgium (or both), are authorized or obligated by law or executive order to close.

  Section 1.09.  "Buyer" has the meaning given thereto in the premises.
                  -----

  Section 1.10.  "Buyer's Letter" has the meaning given thereto in Section 2.05.
                  --------------

  Section 1.11.  "Buyer's Surviving Representations" has the meaning given
                  ---------------------------------
thereto in Section 7.01(a).

  Section 1.12.  "Closing" has the meaning given thereto in Section 3.01 hereof.
                  -------

  Section 1.13.  "Closing Date" has the meaning given thereto in Section 3.01.
                  ------------

  Section 1.14.  "Closing Net Worth" shall mean the Net Worth of the Company as
                  -----------------
of the close of business on the Closing Date, as determined pursuant to Sections
2.04 through 2.12.

  Section 1.15  "Closing Payment" has the meaning given thereto in Section
                 ---------------
2.02(b).

  Section 1.16.  "Company" has the meaning given thereto in the premises.
                  -------

  Section 1.17.  "Computer Systems" has the meaning given thereto in Section
                  ----------------
4.28.

  Section 1.18.  "Confidential Information" means any information concerning the
                  ------------------------
Company and/or the Business that is not generally available to the public and that is used, developed or obtained by the Company, or by its clients and/or customers and disclosed to the Company in connection with the Business.

  Section 1.19.  "Contracts and/or Other Agreements" means and includes all
                  ---------------------------------
contracts, agreements, instruments, indentures, notes, bonds, leases, mortgages, deeds of trust, franchises, licenses (except for licenses constituting Permits under Section 1.46 below), commitments or arrangements or understandings, express or implied, written or oral.

  Section 1.20.  "Control" (including, with correlative meaning, the terms
                  -------
"controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by contract or other agreement or otherwise.

  Section 1.21.  "Currency Fluctuation Adjustment Amount" means U.S. $125,000,
                  --------------------------------------
which amount is intended to approximate the decline of U.S. $1,250,000 in Belgian Francs from August 11, 1998 to October 8, 1998.

  Section 1.22.  "Disclosure Letter" has the meaning given thereto in Article
                  -----------------
IV.

  Section 1.23.  "Documents and/or Other Papers" means and includes any
                  -----------------------------
document, contract or other agreement, certificate, notice, consent, affidavit, letter, telegram, telex, telecopy, statement, schedule (including any Schedule to this Agreement and the Disclosure Letter), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

Section 1.24.  "Escrow Agent" means KBC, as escrow agent pursuant to the terms
                ------------
of the Escrow Agreement.

  Section 1.25.  "Escrow Agreement" means the escrow agreement between the
                  ----------------
Escrow Agent, Buyer and Sellers in the form of Exhibit A hereto.

  Section 1.26.  "Exchange Act" means the U.S. Securities Exchange Act of 1934,
                  ------------
as amended.

  Section 1.27.  "Financials" has the meaning given thereto in Section 4.10(a).
                  ----------

  Section 1.28.  "GAAP" shall mean Belgian accounting regulations and generally
                  ----
accepted accounting principles applied on a consistent basis.

  Section 1.29.  "Indemnified Party" shall have the meaning given thereto in
                  -----------------
Section 7.04.

  Section 1.30.  "Indemnifying Party" shall have the meaning given thereto in
                  ------------------
Section 7.04.

  Section 1.31.  "Intellectual Property" means all (i) patents, patent
                  ---------------------
applications, inventions (whether patentable and whether reduced to practice), invention disclosures, and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereto, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential information and
(vii) copies and tangible embodiments thereof (in whatever form or medium).

  Section 1.32.  "Interim Balance Sheet" has the meaning set forth in Section
                  ---------------------
4.10(b).

  Section 1.33.  "Interim Financials" has the meaning set forth in Section
                  ------------------
4.10(b).

  Section 1.34.  "Knowledge" means, with respect to the Buyer or the Company,
                  ---------
the knowledge of any of its officers, directors or shareholders and, with respect to the Sellers, the knowledge of any of the Sellers (provided, however, that with respect to any references to Knowledge contained in Section 4.20, Knowledge shall mean only the knowledge of each Seller singularly as a consequence of which only the Seller or Sellers having such knowledge shall be in breach of said Section 4.20 and not any Sellers not having such knowledge). Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Sellers, the Sellers confirm that they have made a reasonable due and diligent inquiry as to the matters that are the subject of such representations and warranties and that each of the Sellers has the right to access all material information relating to the business and operations of the Company.

  Section 1.35.  "Liabilities" has the meaning given thereto in Section 4.22.
                  -----------

  Section 1.36.  "Lien" means and includes any lien, security interest,
                  ----
mortgage, mandate to mortgage, pledge (including any "gage sur fonds de commeree/pand op handelszaak"), charge, option, right of first refusal, claim, lease, easement, restriction or any other encumbrance whatsoever.

  Section 1.37.  "Material Adverse Effect"  means the causing, or a reasonable
                  -----------------------
likelihood of causing, of at least U.S. $10,000 of Adverse Consequences on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of the Company or the Business.

  Section 1.38.  "Net Worth of the Company" shall mean the amount by which the
                  ------------------------
Company's Total Asset Value exceeds its Total Liability Value as of a given date.

  Section 1.39.  "Noncompetition Period" means the period commencing on the
                  ---------------------
Closing Date and terminating on the third anniversary thereof.

  Section 1.40.  "Parent" has the meaning given thereto in the premises.
                  ------

  Section 1.41.  "Parent Common Stock" has the meaning given thereto in Section
                  -------------------
2.02(b).

  Section 1.42.  "Parent Direct Shares" has the meaning given thereto in Section
                  --------------------
2.02(b).

  Section 1.43.  "Parent Escrowed Shares" has the meaning given thereto in
                  ----------------------
Section 2.02(b).

  Section 1.44.  "Parent Shares" means the Parent Direct Shares and the Parent
                  -------------
Escrowed

Shares.

  Section 1.45.  "Parties" shall mean Buyer and Sellers, collectively.
                  -------

  Section 1.46.  "Permits" has the meaning given thereto in Section 4.09.
                  -------

  Section 1.47.  "Person" or "Persons" means any individual, corporation,
                  ------      -------
general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity.

  Section 1.48.  "Preliminary Net Worth" means Bfr. 9,500,000, which is the
                  ---------------------
estimated Net Worth of the Company as of October 30, 1998, as agreed upon by the Parties based upon the principles set forth in Section 2.04 for the determination of the Closing Net Worth.

  Section 1.49.  "Property" means real, personal or mixed property.
                  --------

  Section 1.50.  "Purchase Price" has the meaning given thereto in Section 2.02.
                  --------------

  Section 1.51.  "SEC Reports" has the meaning given thereto in Section 5.04.
                  -----------

  Section 1.52.  "Securities Act" means the U.S. Securities Act of 1933, as
                  --------------
amended.

  Section 1.53.  "Seller" and "Sellers" has the meaning given thereto in the
                  ------       -------
premises.

Section 1.54.  "Sellers' Closing Net Worth Statement" has the meaning given
                ------------------------------------
thereto in Section 2.04.

  Section 1.55.  "Sellers' Letter" has the meaning given thereto in Section
                  ---------------
2.06.

  Section 1.56.  "Shares" has the meaning given thereto in the recitals.
                  ------

  Section 1.57.  "Specified Disclosure" means the facts and/or circumstances
                  --------------------
disclosed by Sellers to Buyer in (i) the first paragraph of Section 4.09 of the Disclosure Letter, (ii) the first paragraph of Section 4.14 of the Disclosure Letter, (iii) the first paragraph of Section 4.15 of the Disclosure Letter, (iv) the first paragraph of Section 4.26 of the Disclosure Letter and (v) the first paragraph of Section 4.01 of the Disclosure Letter.

  Section 1.58.  "Standstill Agreement" has the meaning given thereto in Section
                  --------------------
3.02.

  Section 1.59.  "Subsidiary" shall mean any person as to which the Buyer, any
                  ----------
Seller or the Company as the case may be, directly or indirectly, owns or has the power to vote, or to exercise a Controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.

  Section 1.60.  "Support Payment" has the meaning given thereto in Section
                  ---------------
2.13.

  Section 1.61.  "Surviving Representations" has the meaning given thereto in
                  -------------------------
Section 10.01.

  Section 1.62.  "Tangible Property" has the meaning given thereto in Section
                  -----------------
4.19.

  Section 1.63.  "Tax" or "Taxes" means all Belgian or foreign, national,
                  ---      -----
federal, state, provincial, regional, county and local net income tax, gross income tax, gross receipts tax, sales tax, use tax, ad valorem tax, employment
                                                    -- ------- ---
tax, payroll tax, social security tax (including required contributions), unemployment tax, disability tax, excise tax, severance tax, occupation tax, premium tax, windfall profits tax, additional tax, add-on minimum tax, franchise tax, license tax, profit tax, real and personal property tax, capital tax, recording tax, transfer tax, customs or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed with respect thereto.

  Section 1.64.  "Tax Liability" has the meaning given thereto in Section 4.22.
                  -------------

  Section 1.65.  "Tax Return" means all income tax, excise tax, sales tax, value
                  ----------
added tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns, reports, declarations and forms required to be filed or supplied to any Belgian or foreign tax authority (federal, national, state, local, foreign, provincial, regional or otherwise) in connection with or with respect to any Taxes.

  Section 1.66.  "Third Party Claim" has the meaning given thereto in Section
                  -----------------
7.04.

  Section 1.67.  "Total Asset Value" shall mean the aggregate value of the
                  -----------------
Company's assets as of a given date, determined in accordance with Section 2.04.

  Section 1.68.  "Total Liability Value" shall mean the aggregate value of the
                  ---------------------
Company's liabilities as of a given date, determined in accordance with Section 2.04.

                                  ARTICLE II

                          SALE AND PURCHASE OF SHARES


  Section 2.01.  Sale and Purchase of Shares. (a) At the Closing:  (i) each
                 ---------------------------
Seller shall sell, transfer, assign and convey to the Buyer that number of Shares as is equal to the number of Shares set forth opposite such Seller's name on Schedule A hereto, free and clear of any Lien with respect thereto; and (ii) the Buyer shall purchase, acquire and accept all of the Shares for the Purchase Price. At the Closing, each of the Sellers (or their proxy holders) and the Buyer shall record the transfer of the Shares in the Company's shareholders register. The sale of the Shares according to the provisions of this Agreement is indivisible, and may not be completed in part only. Each Seller agrees that, by virtue of clause (i) above, it is also conveying to Buyer any rights that such Seller has in, or has or may have to acquire any Shares (or any other capital stock of the Company), whether by way of preemptive rights, warrants, improperly cancelled shares or any other rights whatsoever.

        (b) As and from the Closing Date, the Buyer shall have full right of ownership of the Shares, including all rights to vote and to receive dividends, including the dividends pertaining to the 1998 business year.


  Section 2.02.  Definition of Purchase Price and Payment for the Shares.
                 --------------------------------------------------------


        (a) The aggregate purchase price for the Shares (the "Purchase Price") shall be equal to (i) U.S. $5,000,000, (ii) plus the Currency Fluctuation Adjustment Amount, (iii) minus U.S. $335,000 (which the Parties agreed upon as a net worth adjustment), (iv) plus any Adjustment Payment due Sellers from Buyer, or minus any Adjustment Payment due Buyer from Sellers, as the case may be, and (v) plus the amount of the Support Payment (if any).

        (b) The Purchase Price shall be paid as follows: (i) at the Closing, Buyer shall pay to the Sellers the sum of U.S. $1,250,000, in cash, plus the Currency Fluctuation Adjustment Amount, minus U.S. 335,000 (which the Parties agreed upon as a net worth adjustment); (ii) at the Closing, Buyer shall deliver to the Sellers share certificates representing 506,250 shares (the "Parent Direct Shares") of the Parent's common stock, par value $0.01 per share ("Parent Common Stock"); (iii) at the Closing, Buyer shall deliver to the Escrow Agent, on behalf of the Sellers, share certificates representing 168,750 shares of Parent Common Stock (the "Parent Escrowed Shares"), pursuant to the terms of the Escrow Agreement (the payments in clause (i), (ii), and (iii) above being collectively referred to as the "Closing Payment"), (iv) Buyer or Sellers, as the case may be, shall make the Adjustment Payment to the other in accordance with Section 2.03 below, and (v) if applicable, Buyer shall make the Support Payment to Sellers in accordance with Section 2.13 below.

  Section 2.03.  Net Worth Adjustment.  Within five days following the date
                 --------------------
on which the Closing Net Worth is determined pursuant to Sections 2.04 through 2.12, Buyer shall pay to Sellers the amount by which the Closing Net Worth exceeds Bfr. 10,500,000, or Sellers shall pay to Buyer the amount by which the Preliminary Net Worth exceeds the Closing Net Worth, as the case may be, in either case plus interest on such amount at the rate of 6% per annum calculated on a per diem basis from the Closing Date to the payment date (the "Adjustment Payment"). In the event that the Closing Net Worth is determined to be between Bfr. 9,500,000 and 10,500,000 (inclusive), there shall be no Adjustment Payment.

  Section 2.04  Closing Net Worth Statement.  Sellers shall prepare and
                ---------------------------
deliver to Buyer within 45 days following the Closing Date a statement (the "Seller's Closing Net Worth Statement") reflecting the Sellers' determination of the Closing Net Worth. In determining the Closing Net Worth, both the Company's Total Asset Value and the Company's Total Liability Value shall be determined (in each case as of the close of business on the Closing Date) in accordance with the principles, practices and procedures which are consistent with those which were applied in determining the Net Worth of the Company as shown on the Balance Sheet.

  Section 2.05.  Buyer's Review.  The Buyer will have 45 days following
                 --------------
receipt of Sellers' Closing Net Worth Statement from the Sellers to review such statement and to determine if, in Buyer's judgment, it has been prepared in accordance with Section 2.04. If, in Buyer's judgment, adjustments are necessary for the Sellers' Closing Net Worth Statement to be so prepared, Buyer, within the 45-day period, shall notify Sellers in writing of its proposed adjustments, including the amount, nature and basis for the adjustments ("Buyer's Letter"). If the Buyer does not deliver a Buyer's Letter to the Sellers within such 45-day period, the Sellers' Closing Net Worth Statement shall be determinative of the Closing Net Worth.

  Section 2.06.  Sellers' Review.  Sellers will then have 30 days following
                 ---------------
receipt of the Buyer's Letter, if so delivered pursuant to Section 2.05, to review the Buyer's proposed adjustments set forth therein. Within this 30-day period, Sellers shall notify Buyer in writing of Sellers' position with respect to each of Buyer's proposed adjustments ("Sellers' Letter"). If the Sellers do not deliver a Sellers' Letter to the Buyer within such 30-day period, the Sellers' Closing Net Worth Statement, as adjusted by the Buyer's proposed adjustments set forth in Buyer's Letter, shall be determinative of the Closing Net Worth.

  Section 2.07.  Conference.  As soon as practicable after Buyer's receipt
                 ----------
of Sellers' Letter, if so delivered pursuant to Section 2.06, the Parties shall confer and endeavor to resolve the adjustments, if any, which are in dispute.

  Section 2.08.  Arbitrator.  If the Parties do not confer or are unable to
                 ----------
resolve all of the proposed adjustments in Buyer's Letter to the mutual satisfaction of the Parties, then, within the 20-day period following Buyer's receipt of Sellers' Letter, or, if a conference pursuant to Section 2.07 occurs, within the 20-day period following such conference, the Parties, at the request of any Party, shall jointly engage the accounting firm of Deloitte & Touche LLP to act as the arbitrator, subject to that firm confirming that it is independent of all Parties. If such accounting firm is unable to confirm the foregoing, the Parties shall jointly engage an alternate mutually acceptable accounting firm that can confirm that it is independent of all Parties. If the Parties do not agree on an alternate mutually acceptable accounting firm then, upon the request of any Party, such alternate firm shall be selected by the President of the Brussels Court of Commerce.

  Section 2.09.  Scope of Arbitration.  If the provisions of Section 2.08
                 --------------------
become operative, then the arbitrator shall be furnished with a copy of this Agreement, any amendments hereto, the Sellers' Closing Net Worth Statement, Buyer's Letter and Sellers' Letter. The arbitrator shall have 30 days to review this material, and additional material that any of the Parties voluntarily chooses to submit and such other information as it deems appropriate. Within the 30-day period, the arbitrator will furnish the Parties with its written determination regarding each unresolved adjustment of Buyer submitted for arbitration.

  Section 2.10.  Arbitrator's Decision.  The arbitrator shall confine itself
                 ---------------------
only to adjustments proposed in Buyer's Letter and not resolved in Sellers' Letter or in a subsequent writing signed by Buyer and Sellers. Each party shall have the right to submit supporting or explanatory material to the arbitrator and to the other parties. The arbitrator, in reaching a decision, shall provide a written explanation of its conclusions to all parties, and its determination shall be conclusive and binding upon the Parties. The submission of a dispute to the arbitrator and the rendering of its decision shall be a condition precedent to any Party's commencing legal action to pursue any claim arising under Sections 2.03 through 2.10 hereof. The award or decision of the arbitrator shall be deemed final and may be entered and enforced in any court of competent jurisdiction. The Parties agree to submit to the jurisdiction of any such court for the enforcement of such award or decision. The fee and expenses of the arbitrator shall be borne by the parties in a proportion to be determined by the arbitrator reflecting his decision on the merits. Section 11.03 ("Notices") shall apply to all communications made under this Article II.

  Section 2.11.  Access.  In preparing and reviewing the Sellers' Closing Net
                 ------
Worth Statement and in conducting the reviews by any party and the arbitrator, all Parties will grant the others and the arbitrator all reasonable access to the records of the Company and auditor workpapers, prepared with respect to the Sellers' Closing Net Worth Statement, Buyer's review thereof and Sellers' review of the Buyer's Letter.

  Section 2.12.  Closing Net Worth.  In the event that Sellers deliver a
                 -----------------
Sellers' Letter to Buyer pursuant to Section 2.06, the Sellers' Closing Net Worth Statement prepared by Seller pursuant to Section 2.04 will be modified by any adjustments set forth in Buyer's Letter and not objected to in Seller's Letter, agreed to by the Parties pursuant to Section 2.07 or determined by the Arbitrator pursuant to Section 2.10. The Sellers' Closing Net Worth Statement after any and all such adjustments shall be determinative of the Closing Net Worth.

  Section 2.13.  Support Payment.  If, on the first anniversary of the Closing
                 ---------------
Date, the price (determined as set forth below) of the Parent Shares is less than $5.55 per share, then the Buyer shall pay to the Sellers, in the aggregate, an amount equal to the product of (x) 675,000, multiplied by (y) the difference between $5.55 and the greater of (x) $4.00 per share or (y) such price; provided, however, if the Parent Shares are changed into or exchanged for a different number or kind of securities of the Parent or of another entity by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made to the foregoing calculation. For purposes of this (S)2.13, the price of the Parent Shares will be determined by taking the average of the Daily Closing Price (as hereinafter defined) for the twenty trading days immediately preceding the date of the first anniversary of the Closing Date. As used in this (S)2.13, "Daily Closing Price" means (i) if the Parent Shares are listed on a national securities exchange or quoted through the NASDAQ National Market System, the reported Consolidated Trading closing price; (ii) if the Parent Shares are quoted on the NASDAQ inter-dealer quotation system, the reported closing price for such day on such system; or (iii) if the Parent Shares are not listed on a national stock exchange or quoted on NASDAQ, the closing price reported by the National Quotation Bureau, Inc. for such day. If on the date that the price support payment referred to in the first sentence of this Section 2.13 is due there exists an "Unresolved Claim" under the Escrow Agreement, then the Buyer shall pay 25% of such price support payment to the Escrow Agent to be held by the Escrow Agent as Escrowed Property in accordance with the terms of the Escrow Agreement.

  Section 2.14  Payments in Cash; Currency Translations; Payments to Sellers.
                ------------------------------------------------------------
All cash payments made pursuant to this Agreement shall be made in United States dollars by certified or bank cashier's check or by wire transfer to such accounts as the Buyer or the Sellers, as the case may be, shall designate in writing. In the event that the amount of any payment hereunder is determined by reference to Belgian Francs, such amount will be paid in United States dollars based on the mean average of the currency exchange rate published in The Wall
                                                                     --------
Street Journal on the four Business Days prior to the date on which payment is
--------------
due; provided, however, that for purposes of the payment made pursuant to Sections 2.02(a)(iii) and 2.02(b)(i) above, the currency exchange rate shall be Bfr. 33.57 to U.S. $1.00. Any cash payments by the Buyer to a Seller pursuant to this ARTICLE II or pursuant to Section 10.03 hereof shall be in an amount equal to such Seller's "Percentage of Interest", as set forth on Schedule A hereto.

  Section 2.15  Representative Sellers.  Each of the Parties hereto agrees
                ----------------------
that any calculation, agreement or settlement of either the Adjustment Payment or the Support Payment agreed to by both Wilfried Van Moorleghem and G.I.M.V. shall be binding upon each and every Seller as if such Seller had specifically agreed thereto.

                                  ARTICLE III

                                    CLOSING

  Section 3.01.  Closing. The closing of the sale and purchase of the Shares
                 -------
(the "Closing") shall take place at the offices of Baker & McKenzie, Avenue Louise 149, 1050, Brussels, Belgium at 9:00 a.m., prevailing local time, simultaneously with the execution and delivery hereof. The date upon which the Closing occurs is referred to as the "Closing Date".

  Section 3.02.  Deliveries. At the Closing, the following deliveries are
                 ----------
being made:

        (a) Buyer, Sellers and the Escrow Agent are executing the Escrow Agreement;

        (b) Buyer and Sellers are executing a standstill agreement in the form of Exhibit E hereto (the "Standstill Agreement");

        (c) The Buyer is receiving the favorable opinion of Baker & McKenzie, counsel to the Sellers, dated the Closing Date, addressed to the Buyer, in the form of Exhibit B hereto;

        (d) The Buyer is receiving the resignation, dated the Closing Date, of all members of the Board of Directors (excluding only Wilfried Van Moorleghem), as well as the resignation of the Company's statutory auditor;

        (e) The Buyer is receiving releases, in the form of Exhibit C hereto, from each Seller, each member of the Company's Board of Directors and each other Affiliate of the Company;

        (f) The Buyer is receiving (i) a letter from IWT consenting to the change in Control of the Company, (ii) one or more letters from the EU Commission with respect to the Brite-Euram contracts subsequent to the Closing, and (iii) a letter from KBC consenting to the change in control of the Company;

        (g) The Buyer is receiving satisfactory evidence of the termination of
(i) all outstanding shareholder and similar agreements relating to the Company and (ii) the 390 warrants to purchase the Company's capital stock held by Wilfried Van Moorleghem;

        (h) The Seller is receiving (i) the favorable opinion of Stibbe Simont Monahan Duhot, counsel to the Buyer, dated the Closing Date, addressed to the Sellers, in the form of Exhibit F-1 hereto and (ii) the favorable opinion of Finn Dixon & Herling LLP, counsel to the Parent, addressed to the Sellers, in the form of Exhibit F-2 hereto;

        (i) The Buyer and Advanced Business Consulting N.V. are entering into a Management Consulting Agreement in the form of Exhibit D hereto; and

        (j) The Buyer and Usines Metallurgique Suisse Holding S.A. are entering into an Agreement in the form of Exhibit H hereto;

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS


  Each of the Sellers, severally, represents and warrants to the Buyer that the statements contained in this Article IV are correct as of the date of this Agreement, except as set forth in the "Disclosure Letter" delivered to Buyer simultaneously with the execution hereof.

  Section 4.01  Title to Shares. Each Seller is the owner of the Shares set
                ---------------
forth opposite such Seller's name on Schedule A hereto, free and clear of any Lien, and has full power and authority to convey the Shares set forth opposite such Seller's name on Exhibit A hereto to the Buyer, free and clear of any Lien, and, upon payment for and recordation of transfer of such Shares, all as herein provided, the Buyer will acquire good, marketable and valid title thereto, free and clear of any Lien. No certificates have ever been issued in respect of the Company's registered shares. Upon the Closing, no Person or Party other than Buyer will have any valid rights with respect to the equity capital of the Company.

  Section 4.02  Authority Relative to this Agreement. Each Seller has the
                ------------------------------------
capacity and power to enter into and execute this Agreement and each other agreement entered into by such Seller pursuant hereto and to perform fully such Seller's obligations hereunder and thereunder. With respect to each Seller that is a corporation, the execution of this Agreement and such other agreements and the consummation by each Seller of the transactions contemplated hereby and thereby have been approved and authorized by all necessary corporate action. This Agreement has been duly executed by each Seller and constitutes, and each other agreement to be entered into by each Seller pursuant hereto, upon execution thereof by each Seller at the Closing, will be duly executed by each Seller and constitute, the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, liquidation and other concursus rules.

  Section 4.03.  Absence of Conflicts. The execution of this Agreement and
                 --------------------
each other agreement to be entered into by each Seller pursuant hereto, the consummation of the transactions contemplated hereby and thereby and the performance by each Seller of this Agreement and such other agreements in accordance with their respective terms and conditions will not: (i) require any Permit, or any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or modification of, or accelerate the performance required by, or modify (or allow any other party thereto to modify), or result in the creation of any Lien on the Shares held by such Seller or upon the assets, properties or businesses of the Company under, any of the terms, conditions or provisions of
(x) if applicable, such Seller's articles of association or (y) any contract or other agreement to which such Seller is a party or by or to which such Seller or the Shares held by such Seller are bound or subject; or (iii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Seller or to the Shares held by such Seller.

  Section 4.04.  Organization and Qualification. The Company is a corporation
                 ------------------------------
duly organized, registered and existing under the laws of the Kingdom of Belgium, and is registered with the

Register of Commerce of Hasselt under number 73.218. The registered office of the Company is at 3540 Herk-de-Stad, Industrieterrein Daelemveld 1113. The Company has the requisite corporate power and lawful authority to own, lease and operate its assets, Property and business and to carry on its business as it is now being conducted. The Company does not own or lease Property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth in Section 4.04 of the Disclosure Letter.

  Section 4.05.  Subsidiaries; Other Affiliates; Investments. The Company has
                 -------------------------------------------
no direct or indirect Subsidiaries or Affiliates. The Company does not, directly or indirectly, own or Control or have any capital or other equity interest or participation in, or any interest convertible into or exchangeable or exercisable for any capital or other equity interest or participation in, nor is the Company, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any Person.

  Section 4.06.  Capitalization. The Shares are validly issued, fully paid-in
                 --------------
and non-assessable (i.e., the holders of the shares are not liable for more than their previously-invested capital), and represent the entire issued share capital of the Company. The Company has not issued any other shares, bonds, convertible bonds, subscription rights or similar securities. There are no agreements or arrangements in force which call for the issue of new shares in the Company or the making of any loan by the Company. The transfer of the Shares to the Purchaser does not and will not constitute an infringement of any provision of the articles of association of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company. Neither the Company nor any of the Sellers has outstanding any agreements or understandings affecting the issuance, transfer or voting of the Company's outstanding or authorized but unissued securities.

  Section 4.07.  Articles of Association; Minute Books. Copies of the Articles
                 -------------------------------------
of Association of the Company, and all amendments thereto, have been delivered to the Buyer and such copies, as so amended, are true, complete and accurate. Copies of the minute books of the Company, which have been delivered to the Buyer, contain true, complete and accurate records of all meetings and consents in lieu of meetings of its shareholders, its Board of Directors and any committees thereof (or persons performing similar functions), since the time of its incorporation. The copy of the Company's share register, which has been delivered to the Buyer, is true, complete and accurate.

  Section 4.08.  [intentionally omitted].

  Section 4.09.  Governmental Approvals. The execution of this Agreement and
                 ----------------------
each other agreement to be entered pursuant hereto, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof require no notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any foreign, federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority (individually, a "Permit" and collectively, "Permits"). The Sellers are not aware of any matter which might prejudice the continuation (for a one year period after the Closing) of any such Permits, approvals or consents in accordance with their terms.

  Section 4.10.  Financial Statements.
                 --------------------

        (a) The balance sheets of the Company as at December 31, 1995, December 31, 1996, and December 31, 1997, and the related statements of earnings, stockholders' equity and cash flows for the periods ending thereon, including the notes thereto, audited by the statutory auditor stated therein, which have been previously delivered to the Buyer, fairly present the financial position of the Company as at such dates and the results of operations and the changes in stockholders' equity and cash flows of the Company for the years then ended in accordance with GAAP. The foregoing financial statements as at December 31, 1997, and for the year then ended are hereinafter referred to collectively as the "Financials"; the balance sheet included in the Financials is hereinafter referred to as the "Balance Sheet"; and December 31, 1997 is hereinafter referred to as the "Balance Sheet Date".

        (b) The unaudited balance sheet of the Company as at August 31, 1998, and the related statements of earnings, stockholders' equity and cash flows for the seven-month period then ended, including the notes thereto, by Boeye, Cauwenbergh & Van Gulck, statutory auditor, which have been previously delivered to the Buyer, fairly present (subject to normal recurring year-end audit adjustments) the financial position of the Company as at such dates and the results of operations and changes in stockholders' equity and cash flows of the Company for the periods then ended in accordance with GAAP. The foregoing financial statements as of August 31, 1998, and for the year then ended are hereinafter referred to collectively as the "Interim Financials"; and the balance sheet included in the Interim Financials is hereinafter referred to as the "Interim Balance Sheet."

        (c) For the avoidance of doubt, it is specified that the reserves ("provisions") in the Financials and the Interim Financials are made in accordance with (i) applicable accounting regulations, (ii) the policies of the Company applied on a consistent basis, and (iii) the principles of good faith and caution, taking into account all information available at the time. All of the Company's account books and other financial records for the past five years have been properly kept, are located and available at the offices of the Company and contain an accurate and complete record of the matters which should be dealt with in them. The Financials and the Interim Financials have been annexed to
Section 4.10 of the Disclosure Letter.

  Section 4.11.  Absence of Certain Changes. Since the Balance Sheet Date,
                 --------------------------
the Company has conducted its business in the ordinary course consistent with past practice and there has been no change, event, occurrence or development of a state of circumstances or facts outside the ordinary course of business, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect and none of the Sellers has any Knowledge of any such change, event, occurrence or development of a state of circumstances or facts which is threatened, nor has there been any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

  Section 4.12.  Tax Matters.
                 -----------

        (a) The Company has duly and correctly, on a timely basis, in Belgium (and any other relevant jurisdiction) filed all Tax Returns and other declarations required to be filed by law or regulations prior to the date of this Agreement, and such Tax Returns are true and accurate in all respects. The Company has paid, prior to their due date, all amounts due and payable to the tax authorities in Belgium (and any other relevant jurisdiction) and the Sellers are not aware of any facts or claims which could give rise to any additional tax liability relating to periods covered by the Financials and the Interim Financials not reserved for in the Financials or the Interim Financials.

        (b) The Company has not made or agreed to make any payments which are not wholly allowable as a deduction in computing its profits for taxation purposes, unless set forth in the Tax Returns as non-allowable or partially non-allowable as a deduction.

        (c) The Tax Liabilities of the Company have been examined by the taxing authorities for all taxable years through and including the year ending December 31, 1995. There are no pending tax examinations or tax claims asserted on the Company, nor to the Sellers' Knowledge is there any basis for any such examination or claim. No relief (by way of deducting, reduction, set-off, exemption or otherwise) from, against or in respect of any taxation or charge that has been claimed by or given to the Company could be withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance having arisen. There is no notification of intention of the tax authorities, in Belgium or elsewhere, to contest or investigate the Tax Returns and/or to levy additional Taxes.

        (d) The Company's aggregate recoverable fiscal loss through September 30, 1998, was approximately Bfr 75,000,000 (it being understood that, anything in this Agreement to the contrary notwithstanding, Sellers are not representing and warranting as to the utilization of such loss after the Closing).

  Section 4.13.  Compliance with Law. To the Knowledge of the Sellers, the
                 -------------------
Company is in full compliance with, and has not violated, any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation, of any Belgian or foreign court or Belgian, foreign, national, federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority applicable to it or to its assets, properties, business or operations except for non-compliances that would not have a Material Adverse Effect. To the Knowledge of the Sellers, the conduct of the Company's business is in full compliance with, and has not violated any Belgian or foreign, federal, state, county or local energy, public utility, health, occupational safety or health requirement, environmental requirement or any other Belgian or foreign, federal, state, provincial, regional, county or local governmental, regulatory or administrative requirement except where the failure to so comply would not have a Material Adverse Effect. The Company has in effect all Permits necessary for the conduct of its businesses as presently conducted by the Company, a complete list of which Permits is set forth in Section 4.13 of the Disclosure Letter. All such Permits are in full force and effect. To the Sellers' Knowledge, no violations exist in respect of any Permit and no proceeding is pending, or to the Knowledge of the Sellers threatened (i) to revoke, cancel suspend or otherwise limit any Permit or (ii) alleging any failure to have all Permits required to operate the business of the Company. None of the transactions contemplated by this Agreement or the agreements contemplated hereby will terminate, violate or limit the effectiveness of any Permit.

  Section 4.14.  Litigation. There are no currently effective judgments,
                 ----------
rulings, orders, writs, injunctions, awards or decrees of any Belgian or foreign court or any Belgian or foreign, federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Company. Except as set forth in Section 4.14 of the Disclosure Letter, the Company is not a party to, or to the Knowledge of the Sellers threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration suit, action, claim, proceeding or investigation which, if decided adversely to the Company, could have an adverse effect upon the transactions contemplated hereby or a Material Adverse Effect. The Sellers do not have Knowledge of any fact, event or circumstance that a reasonably prudent person would believe may give rise to any such suit, action, claim, proceeding or investigation. None of the Sellers has Knowledge of any dispute with any person under any contract between the Company and such persons which, individually or in the aggregate, could have a Material Adverse Effect.

  Section 4.15.  Agreements. Section 4.15 of the Disclosure Letter sets forth
                 ----------
all of the following Contracts and Other Agreements (whether written or oral) to which the Company is a party or by or to which its assets, properties or businesses are bound or subject:

                (i) all Contracts and Other Agreements with any current or former director, shareholder or Affiliate;

                (ii) all Contracts and Other Agreements with any labor union or association representing any employee;

                (iii) all material Contracts and Other Agreements for the sale or provision (or for the purchase or acquisition) of materials, supplies, equipment, merchandise or services (material in this context shall mean the contract or agreement contains obligations exceeding Bfr. 500,000 or which cannot be terminated by the Company without penalty within six months of the Closing Date);

                (iv) all patent, trademark, service mark, trade name, and copyright and franchise licenses, royalty agreements or similar Contracts and Other Agreements relating to Intellectual Property;

                (v) all distributorship, representative, broker, management, marketing, sales agency, printing or advertising Contracts and/or Other Agreements;

                (vi) all Contracts and Other Agreements which give any person any right to purchase any of the Company's assets, properties or businesses (regardless of whether there are any conditions to the exercise of any such right), other than contracts relating to the sale of inventory within the ordinary course of business;

                (vii) all joint venture, partnership, and other similar Contracts and Other Agreements;

                (viii) all Contracts and Other Agreements under which the Company has guaranteed the obligations of any Person;

                (ix) all Contracts or Other Agreements relating to any borrowed money indebtedness or deferred purchase obligation (i.e., the Company having been granted terms of more than 90 days to pay invoices) of the Company;

                (x) all Contracts and Other Agreements under which the Company agrees to share Tax Liability with any person;

                (xi) all Contracts and Other Agreements (i) limiting the freedom of the Company to engage in any line of business, compete with any person or carry on its business in any geographic area and/or (ii) requiring the Company to keep confidential and/or proprietary information of a third party, and/or the existence of any relationship with such third party, confidential;

                (xii) all Contracts and Other Agreements relating to the acquisition by the Company of any operating business or the capital stock of any person;

                (xiii) all leases of real property or material leases of personal property;

                (xiv) all Contracts and Other Agreements with any current or former employee, consultant or agent; and

                (xv) any other Contract and/or Other Agreement not made in the ordinary course of business, that produces, or may reasonably be expected to produce, a Material Adverse Effect.

Each of the Contracts and Other Agreements set forth in Section 4.15 of the Disclosure Letter are continuing in material accordance with their terms (except for those which have expired in accordance with their terms without there being clear evidence in the Disclosure Letter as to the renewal thereof). The Company has not received notice that it has, and to the Sellers' Knowledge the Company has not, violated or breached any of the terms or provisions of any such contract and the Company has paid in full or internally accrued all amounts due thereunder. To the Knowledge of Sellers, no party, other than the Company, is in breach or default of any of the provisions of any such contract or agreement. Correct and complete copies of all of the Contracts and/or Other Agreements referred to in Section 4.15 of the Disclosure Letter (or, where such Contracts and Other Agreements are oral, true and complete summaries thereof) are included in the Disclosure Letter.

  Section 4.16.  Real Estate. The Company is the sole and full owner of the
                 -----------
real estate properties listed in Section 4.16 of the Disclosure Letter. Such properties are free from any Liens and may be used for the purposes for which they are presently used. The Company has no tenants thereon. The Company does not lease any real property. No notice from any Belgian or foreign, federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority has been served upon any of the Sellers or the Company claiming any violation of any Belgian or foreign, federal, state, provincial, regional, county or local statute, law, code, rule, regulation, zoning or building ordinance or health or safety ordinance, or requiring or calling attention to the need for any work, repairs, construction, alterations or installations on or in connection with such real estate which has not been complied with. The Company has the legal right to use its properties for the operations currently conducted. The Company has complied with the covenants, obligations and requirements relating to the real property imposed by any law, decree or other regulation or court order or decision, the terms of the deeds of ownership or any agreement to which the Company was or is a party. There are no notices, decrees, complaints or requirements issued by any competent authority in respect of the Company's property which would adversely affect its value (such as, without prejudice to the generality of the foregoing, expropriation measure, "measure de classement ou d'inscription sur la liste de sauvegarde). The building permits delivered to the Company have been regularly obtained and were valid in all respects when obtained and have been properly complied with by the Company. There is no known dispute, administrative investigation or litigation, pending, threatened or announced regarding the Company's real property with any government, local or other public authority, with any tenant or occupier of part of such real property, or with the owner or occupier of any adjoining or neighboring property and the Sellers have no Knowledge of facts likely to give rise to any such dispute.

  Section 4.17.  Accounts and Notes Receivable. All accounts and notes
                 -----------------------------
receivable reflected on the Interim Balance Sheet, and all accounts and notes receivable arising subsequent to the date thereof and on or prior to the Closing Date, have arisen or will arise in the ordinary course of business, represent or will represent legal, valid, binding and enforceable obligations to the Company and, except for Bfr. 639,000 of overdue accounts existing as of September 1, 1998, to the Sellers' Knowledge have been, or will be, collected or are, or will be, collectible in the aggregate recorded amounts thereof in accordance with their terms within six months after this due date and, to the Knowledge of the Sellers, are not subject to any counterclaims or setoffs.

  Section 4.18.  [intentionally omitted]

  Section 4.19.  Tangible Property. The Company owns or has a valid leasehold
                 -----------------
interest in all equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items (collectively, "Tangible Property") and other tangible assets or property which is currently used for the conduct of the Company's business as presently conducted. A complete list of the Company's Tangible Property (which may include a general list of miscellaneous items which in the aggregate are not material) is set forth as Section 4.19 of the Disclosure Letter. To the Sellers' Knowledge, all material Contracts and Other Agreements pursuant to which the Company may hold or use any interest owned or claimed by the Company (including, without limitation, options) in or to the Tangible Property are in full force and effect and, with respect to the performance of the Company, there is no default or event of default (or event which, with notice or lapse of time or both, would constitute a default) which default, individually or in the aggregate, would have a Material Adverse Effect. The Tangible Property of the Company is in good operating condition and repair for the purposes for which it is currently used.

  Section 4.20.  Intellectual Property.
                 ---------------------

        (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property currently used for the conduct of the Company's businesses as presently conducted free and clear of any Liens. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. The Intellectual Property has been registered, and/or covered by secrecy agreements, in each case as set forth in (S)4.20 of the Disclosure Letter.

        (b) To the Knowledge of the Sellers, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of the Sellers, the Company or any of the Company's directors or officers (or employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of Sellers, no third party has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company, nor is any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand pending with respect thereto.

        (c) Section 4.20(A) of the Disclosure Letter identifies each patent (including issuing country, number, current assignee of record, title and issue date), each trademark and service mark registration (including issuing country, number, description of mark, current owner of record and issue date), each unregistered trademark and service mark for which no application for registration is pending (including a description of the mark and the goods or services with which it is used) currently in effect and owned by the Company; and identifies each pending patent application (including country of filing, serial number, current owner of record, title and filing date), application for registration of a trademark or service mark (including country of filing, serial number, description of mark, current owner of record, and filing date). The Sellers have delivered to the Buyer correct and complete copies of all such written (or if oral, a written summary of such) licenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property that the Company owns:

                (i) to the extent that the item constitutes a patent, or a registered trademark or registered servicemark (or an application therefor), the Company possesses all right, title and interest in and to the item;

                (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge against the Company;

                (iii) the Company is not under any contractual obligation to indemnify any person or entity against any interference, infringement, misappropriation or other conflict with respect to the item not otherwise disclosed herein.

        (d) Except for off-the-shelf computer software available in the open market, the Company does not use any Intellectual Property of a Seller, an Affiliate of a Seller or any third party.


  Section 4.21.  Liens. The Company owns outright and has good and marketable
                 -----
title to all of its assets, properties and businesses, including, without limitation, all of the assets, properties and businesses reflected on the Balance Sheet, free and clear of any Lien, except with respect to: (i) immaterial assets, properties and businesses; (ii) assets, properties and businesses disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) Liens securing Taxes, assessments, governmental, regulatory or administrative charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; or (iv) Liens disclosed in (S)(S)4.16 and/or 4.19 of the Disclosure Letter. The Company enjoys peaceful and undisturbed possession of all assets, properties or businesses owned or leased by it and used in connection with its business. The Company owns or otherwise has the right to use all of the properties now used by it in the operation of its business. The representations made in this Section 4.21 are not being made with respect to items of Intellectual Property.

  Section 4.22.  Liabilities. As at the Balance Sheet Date, except for (i)
                 -----------
liabilities not, individually or in the aggregate, material, (ii) liabilities under contracts and agreements disclosed with respect to Section 4.15 above, and
(iii) liabilities otherwise disclosed in Section 4.22 of the Disclosure Letter, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet; provided, however, that the representations in this sentence as to Liabilities of a kind not required by GAAP to be set forth on a balance sheet are being made to the Sellers' Knowledge. The Company does not have any Liabilities not shown on the Balance Sheet other than: (i) those incurred since the Balance Sheet Date in the ordinary course of business; (ii) those not, individually or in the aggregate, material; and/or (iii) Liabilities of the type described in clauses
(ii) and (iii) of the immediately preceding sentence; provided, however, that the representations in this sentence as to Liabilities of a kind not required by GAAP to be set forth on a balance sheet are being made to the Sellers' Knowledge.

  Section 4.23.  Customers; Suppliers. Except as set forth in Section 4.23 of
                 --------------------
the Disclosure Letter, during each of the fiscal years of the Company ended December 31, 1996 and December 31, 1997, not more than five percent (5%) of the revenues of the Company during such period was attributable to any single customer or to any group of affiliated customers and no one supplier or group of affiliated suppliers (as defined under account n0 60 of the Belgian Standardized Accounting System provided more than five percent (5%) of the requirements of any kind of the Company taken as a whole during such period. Except as set forth in the Financials, during the last 24 months, no customer or supplier of the Company has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company, and no customer of the Company has decreased its usage of the goods or services of the Company by more than 5%. Neither the Company nor any of the Sellers has any notice that any customer intends to cancel its relationship with the Company or to decrease or limit by more than 5% its usage of the goods or services of the Company, and none of the Company's customers has indicated that a change in Control of the Company (or the transactions contemplated hereby) would adversely affect its relationship with the Company.

  Section 4.24.  Labor Agreements. No contract or other agreement exists
                 ----------------
between the employees of the Company (or a union representing any of such employees), collectively, and the Company and, to the best Knowledge of the Sellers, no union has attempted to organize or represent the labor force of the Company during the 24-month period immediately prior to the date hereof. During such 24-month period there have been no lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to the Company's labor force.

  Section 4.25.  Personnel Matters. The standard terms and conditions of
                 -----------------
employment of the employees of the Company are included in Section 4.25 of the Disclosure Letter, together with a list of all current employees of the Company (position, age, years of seniority within the Company and salary). No increase in the salaries or benefits of any employees of the Company or class of employees has been agreed to, paid or made since the date of the Interim Financials, nor has any negotiation for any such increase been entered into or made, except in the ordinary course of business and in compliance with applicable regulations. The Company has complied and continues to comply with the Royal Decree of December 24, 1993 implementing the Law of January 6, 1989 safeguarding the competitiveness of the Kingdom of Belgium, as confirmed by the Law of March 30, 1994 and with the Royal Decree of September 5, 1994, with the Law of July 26, 1996 and with the implementing Royal Decrees of November 12 and December 20, 1996, and all other laws and regulations related thereto. The Company is in compliance with all legal and regulatory requirements related to the organization of workers' councils, health and security councils, social elections and all similar legislation. The Company has complied with all individual labor agreements and all applicable collective bargaining agreements. All remuneration and sums to be paid to the employees of the Company have been calculated and paid in conformity with the applicable legal and tax rules. All social security payments and withholding tax payments due and payable at or prior to the date of this Agreement have been made in due time. The Company has not, as of the date of this Agreement, any unsatisfied obligation, whether in the form of a requirement to give notice or payment of an indemnity in lieu thereof, towards any persons with regard to the termination of their employment with the Company prior to the date of this Agreement.

  Section 4.26.  Environmental Protection. No notice, notification, demand,
                 ------------------------
request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Sellers' Knowledge, threatened by any governmental or other entity (i) with respect to any alleged violation by the Company of any environmental law, ordinance, rule, regulation or order of any government entity in connection with the conduct of their businesses, and (ii) with respect to any alleged failure by the Company to have any environmental permit, certificate, license, approval registration, authorization or Permit required in connection with the conduct of its business. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company in relation to any property or facility currently owned or leased by the Company which have not been set forth in Section 4.26 of the Disclosure Letter and delivered to Buyer prior to the date hereof.

  Section 4.27.  Employee Benefits. The Company has paid all amounts due to
                 -----------------
the social security authorities in Belgium and the Seller is not aware of any facts or claims which could give rise to any additional social security contributions or liability relating to periods covered by the Financials and the Interim Financials not reserved for in the Financials or the Interim Financials. There are no agreements or arrangements or schemes (excluding statutory arrangements) for retirement benefits or pensions available to the employees of the Company, nor have there ever been any such plan.

  Section 4.28.  Computer Systems. The Company's computer systems, including
                 ----------------
all hardware and software (the "Computer Systems"), are presently serving the Company's current uses reasonably adequately. There are no infringement suits, actions or proceedings pending or, to the Knowledge of the Sellers, threatened with respect to the Computer Systems.

  Section 4.29.  Employees; Compensation. Section 4.29 of the Disclosure
                 -----------------------
Letter sets forth all of the members of the management committee of the Company. Except as set forth in Section 4.29 of the Disclosure Letter, none of such members has, to the Knowledge of any of the Sellers, indicated to Wilfried Van Moorleghem within the last six months that he or she intends to resign or retire as a result of the transactions contemplated hereby or otherwise within two years after the Closing Date.

  Section 4.30.  Insurance. Section 4.30 of the Disclosure Letter sets forth
                 ---------
all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Company (specifying the insurer, the policy number or covering note number with respect to binders). To the Sellers' Knowledge, such policies and binders are in full force and effect. To the Sellers' Knowledge, the Company is not in default (or nonconforming) with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither the Company nor any of the Sellers have received a notice of cancellation or nonrenewal of any such policy or binder. None of the Sellers have any Knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

  Section 4.31.  [intentionally omitted]

  Section 4.32.  Operations of the Company. Since the Balance Sheet Date, and
                 -------------------------
without limiting the representations and warranties contained in Section 4.11 above, the Company has not:

                (i) amended its Articles of Association or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

                (ii) issued, sold, purchased or redeemed, or entered into any Contracts or Other Agreements to issue, sell, purchase or redeem, any shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to its capital stock;

                (iii) entered into or amended any employment (other than in the ordinary course of business) or consulting or other similar agreement; entered into any contract or other agreement with any labor union or association representing any employee; or adopted, entered into or amended any employee benefit plan or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumptions or factors used in determining benefit equivalencies thereunder;

                (iv) declared, set aside or paid any dividends or declared, set aside or made any distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                (v) reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business;

                (vi) adopted a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

                (vii) waived any right of value material to the Business (other than in the ordinary course of business);

                (viii) made any change in its accounting methods, principles or practices or made any change in depreciation or amortization policies or rates adopted by it;

                (ix) written up the value of any portion of its assets, properties or businesses;

                (x)    changed any of its business policies;

                (xi) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its directors, employees, consultants or agents or any accrual for or contract or other agreement to make or pay the same other than in the ordinary course of business and in amounts consistent with past practice;

                (xii) made any loan or advance to any of its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business in a manner consistent with past practice) or made any other loan or advance;

                (xiii) made any payment or commitment to pay severance or termination pay to any of its directors, employees, consultants, agents or other representatives;

                (xiv) except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets, properties or businesses; granted or suffered any Lien on any of its assets, properties or businesses; entered into or amended any contract or other agreement of the type required to be disclosed pursuant to
Section 4.15 hereof to which it is a party or by or to which it or its assets, properties or businesses are bound or subject or pursuant to which it agrees to indemnify any person or to refrain from competing with any person;

                (xv) made any capital expenditures in excess of U.S. $10,000 in any one case or U.S. $25,000 in the aggregate;

                (xvi) incurred or assumed any debt, obligation or Liability, or issued any debt securities or assumed, guaranteed, endorsed or otherwise as an accommodation became responsible for, Liabilities of any other person or made any loans or advances, individually or in the aggregate, material outside the ordinary course of business;

                (xvii) made any acquisition of all or any part of the assets, properties, capital stock or business of any other person, except for purchases of inventory or Tangible Property in the ordinary course of business;

                (xviii) terminated, entered into, or amended in any material respect, any material contract or other agreement or terminated or entered into any other material transaction (for purposes of this clause (xviii) a contract or transaction will be material if it would be material pursuant to (S)4.15(iii) above); or

                (xix)  agreed to do any of the foregoing.

  Section 4.33.  Potential Conflicts of Interest. To the Sellers' Knowledge,
                 -------------------------------
none of the Sellers, nor any director of the Company, or any entity Controlled by any of the foregoing, owns, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings held solely for investment purposes in securities of any person which are listed on any national securities exchange or regularly traded in the over-the-counter market) or is a director, officer, employee, consultant or agent of any person which is a competitor or customer of the Company, owns, directly or indirectly, in whole or in part, any Tangible Property, patent, trademark, service mark, trade name, copyright, franchise, invention, permit, license or Confidential Information which the Company is using for the business of the Company.

  Section 4.34.  Banks, Brokers and Proxies. Section 4.34 of the Disclosure
                 --------------------------
Letter sets forth: (i) the name of each bank, trust company and securities or other broker with which the Company maintains relations; (ii) the name of each person authorized by the Company to effect transactions therewith or to have access to any safe deposit box or vault; and (iii) all proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs. On the date hereof the Company has not less than Bfr. 1,000,000 in Cash.

  Section 4.35.  Full Disclosure. All Documents and Other Papers delivered by
                 ---------------
or on behalf of the Sellers or the Company in connection with this Agreement and the transactions contemplated hereby are true, complete, accurate and authentic as of the date hereof, with respect to documents included in the Disclosure Letter, and when given, with respect to other Documents and Other Papers. (With respect to the immediately preceding sentence, the Parties agree and acknowledge that (i) the word "complete" refers to the completeness of the physical document itself, rather than the subjects covered therein, and (ii) that such representation is not breached by the existence and delivery of Documents and Other Papers which have been superseded, in whole or in part, by manifestly clear provisions of other Documents and Other Papers included in the Disclosure Letter.) The information furnished by or on behalf of the Sellers to the Buyer in connection with this Agreement and the other agreements to be entered into pursuant hereto and the transactions contemplated hereby and thereby does not contain any untrue statement of a material fact and does not omit to state a material fact (i) required to be stated therein by the terms hereof, or (ii) necessary to make the statements made, in the context in which made, when read together in the context of the subject matter, not false or misleading. To the Sellers' Knowledge, there is no fact arising outside the ordinary course of business which the Sellers have not disclosed to the Buyer which has a Material Adverse Effect, or so far as any of the Sellers can now reasonably foresee will have a Material Adverse Effect or affect the ability of the Sellers to perform this Agreement (it being agreed and understood that this representation does not include facts relating to general business, financial and industry facts).

  Section 4.36.  No Broker. No broker, finder, agent or similar intermediary
                 ---------
has acted for or on behalf of the Company or any of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any contract or other agreement with the Company or any of the Sellers or any action taken by the Company or any of the Sellers.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER


  The Buyer represents and warrants to the Sellers as follows:

  Section 5.01.  Organization. The Buyer is a corporation duly organized,
                 ------------
registered and existing under the laws of the Kingdom of Belgium, and is registered with the Register of Commerce of Brussels under number 628809. The registered office of the Company is at 1040 Brussels, Blvd. Louis Schmidt 119. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

  Section 5.02.  Authority Relative to this Agreement. The Buyer has the
                 ------------------------------------
capacity and power to enter into and execute this Agreement and each other agreement to be entered into by Buyer pursuant hereto and to perform fully its obligations hereunder and thereunder. The Parent has the capacity and power and authority to enter into and execute this Agreement and to guaranty the performance by Buyer hereunder as set forth herein, to execute the Standstill Agreement and to perform fully its obligations under this Agreement and the Standstill Agreement. The execution of this Agreement and such other agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby, and the execution of this Agreement and the Standstill Agreement by Parent, and the performance by Parent of its obligations hereunder and thereunder (including, without limitation, the authorization of the issuance of the Parent Shares), have been approved and authorized by all necessary corporate action of the Buyer and the Parent, respectively. This Agreement has been duly executed by the Buyer and constitutes, and each other Agreement to be entered into by the Buyer pursuant hereto, upon execution thereof by the Buyer at the Closing, will be duly executed by the Buyer and constitute, the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms. This Agreement and the Standstill Agreement have been duly executed by Parent and constitute the valid and binding obligation of the Parent, enforceable against the Parent in accordance with their respective terms.

  Section 5.03.  Absence of Conflicts. The execution of this Agreement and
                 --------------------
each other agreement to be entered into by Buyer and Parent pursuant hereto, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not: (i) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a creation of any Lien upon any of the assets, properties or businesses of the Buyer or the Parent under, any of the terms, conditions or provisions of (x) the Buyer's Articles of Association or the Parent's Certificate of Incorporation and by-laws, each as amended, or (y) any contract or other agreement to which the Buyer or the Parent or any of their respective assets, properties or businesses is subject; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any Belgian, U.S. or other court, or Belgian, U.S. or foreign or other federal, state, provincial, regional, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Buyer or the Parent or any of their respective assets, properties or businesses; or (iii) require any Permit, or any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person that has not been obtained.

  Section 5.04.  Parent Shares. Upon their delivery at the Closing in
                 -------------
accordance with Article II above, the Parent Shares shall be duly and validly issued, fully-paid and non-assessable. The Parent has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since October 31, 1996 (the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Parent's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Parent has only one class of common stock, which is not divided into series, and no classes of preferred stock, outstanding. Upon delivery of the Parent Shares pursuant to this Agreement, the Sellers will acquire valid title thereto, free and clear of any Lien (except for Liens arising under this Agreement and the agreements contemplated hereby, Liens existing with respect to the Sellers or created by the Sellers and restrictions imposed upon the transfer of securities by applicable securities laws).

  Section 5.05.  No Broker. No broker, finder, agent or similar intermediary
                 ---------
has acted for or on behalf of the Buyer or the Parent in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any contract or other agreement with the Buyer or the Parent or any action taken by the Buyer or the Parent.

                                 ARTICLE VI

                           COVENANTS AND AGREEMENTS


  Section 6.01.  Payment of Debts. At the Closing, (i) each Seller shall pay
                 ----------------
to the Company any amounts owed to the Company by such party, and (ii) each Seller shall use its best efforts to cause the Company to pay any amounts that the Company owes to such party (except only for (i) accrued regular fees due to Advanced Business Consulting N.V. not yet payable and (ii) borrowed money indebtedness of the Company to Usines Metallurgique Suisse Holding S.A.).

  Section 6.02.  Holding of Shares.  The Buyer shall not (and shall ensure
                 -----------------
that any transferee of the Shares shall not) sell, transfer or otherwise convey any of the Shares to an "entity," as defined in Article 227(20) and Article 227(30) of the Belgian Income Tax Code, or merge with another person, within eighteen months of the Closing Date; provided, however, that this Section 6.02 shall not prevent Buyer from conveying up to 1% of the Shares to an "entity" so long as the Shares being so transferred were Shares numbered no. 1500 to no. 1550, inclusive.

  Section 6.03.  Confidentiality.  The Sellers will treat and hold as such
                 ---------------
all of the Confidential Information and refrain from using any of the Confidential Information except in accordance with this Agreement; provided, however, that (i) in the case of Usines Metallurgique Suisse Holding S.A., the foregoing prohibition will only prohibit the disclosure and use of Confidential Information relating to the development, manufacture and processing of shape memory alloys for five years from the Closing Date, (ii) in the case of Luc Delaey, the foregoing prohibition will not prevent the use and disclosure of Confidential Information except to directly compete with the Company's activities on the date hereof or in the twelve months prior hereto during the Noncompetition Period, and (iii) in the case of G.I.M.V., information relating to general business practices shall be excluded from the restrictions of this
(S)6.03. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any such Confidential Information, such Party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order to waive compliance with the provisions of this (S)6.03. If, in the absence of a protective order or the receipt of a waiver hereunder, such Party is, on the written advice of counsel, compelled to disclose any such Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose such Confidential Information to the tribunal; provided,
                                                                  --------
however, that the Party shall use its best efforts to obtain, at the request
-------
of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

  Section 6.04.  Covenant Not to Compete.  Except as expressly set forth
                 -----------------------
elsewhere herein, during the Noncompetition Period the Sellers shall not engage directly or indirectly in any business which is competitive with the Business (or any portion thereof) in all or any portion of the European Union; provided,
                                                                      --------
however, that (i) the ownership by any Seller separately (except that Sellers
-------
Wilfried Van Moorleghem, Advanced Business Consulting N.V. and Gratia Pauwels shall be considered as one Seller for purposes of this (S)6.04) of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed solely by reason thereof to cause the Sellers to be engaged in any of such corporation's businesses; (ii) with respect to G.I.M.V., (a) only (x) businesses directly competing with the Company in the development, manufacturing and processing of shape memory alloys as their core business, or (y) businesses directly competing with the Company in the development, manufacturing and processing of shape memory alloys not as their core business but where G.I.M.V. has entrusted and/or allowed Mr. Alex Brabers to assist such competitor in entering into or conducting such business, shall be deemed competitive with the Company, (b) so long as G.I.M.V. has not allowed Mr. Alex Brabers to play any part in the decision to invest or the management, supervision and/or monitoring of the investment, the geographical scope of the covenant not to compete shall be limited to the Kingdom of Belgium, (c) so long as G.I.M.V. has not allowed Mr. Alex Brabers to play any part in the decision to invest or the management, supervision and/or monitoring of the investment, the Noncompetition Period for G.I.M.V. shall only be eighteen months; and (d) G.I.M.V. will not have violated this Section 6.04 when a non-Affiliated venture capital (or similar) fund in which G.I.M.V. has invested invests in a company described in part (x) of clause
(a); and (iii) the provisions of this sentence shall not apply to Luc Delaey. During the Noncompetition Period, the Sellers shall not hire, or assist any other Person in hiring, any of the Company's employees as of the Closing Date or within the last six months prior thereto. None of the Sellers shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. If the final judgment of a court of competent jurisdiction, or an arbitrator pursuant to
(S)8.07 below, declares that any term or provision of this (S)6.04 is invalid or unenforceable, the Parties agree that the court or arbitrator making the determination of invalidity or unenforceability shall have the power to reduce the scope, direction, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. Each of the Sellers acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this (S)6.04 is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the Sellers agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this (S)6.04 and to enforce specifically this
(S)6.04 and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled.

  Section 6.05.  Release from AMT.  At the first annual shareholders meeting of
                 ----------------
the Company subsequent to the Closing, the Buyer shall see to it (sterkmaken/porte fort) that the Company's shareholders shall release the Company's pre-Closing directors and statutory auditor from liability to the Company; provided, however, that such release shall not include any matter not disclosed in this Agreement (including all exhibits and schedules hereto and the Disclosure Letter). This Section 6.05 is without prejudice to any claims Buyer may have against Sellers for indemnification hereunder.

                                 ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION

  Section 7.01.  Survival of Representations and Warranties; Interpretation.
                 ----------------------------------------------------------

        (a) All representations and warranties contained herein (including the Schedules and Exhibits hereto but excluding the representations and warranties specifically enumerated in the immediately following sentence) shall survive the execution hereof and the Closing hereunder and shall continue in full force and effect thereafter, but will expire on December 31, 1999. All representations and warranties of the Sellers' contained in Sections 4.01, 4.06, 4.12, 4.15(i), 4.24, 4.27 and 4.33 (the "Surviving Representations"), all representations and warranties of the Buyer contained in Section 5.04 of this

Agreement, other than those set forth in the second and third sentences thereof (excluding such two sentences, the "Buyer's Surviving Representations"), and all covenants and agreements of the Parties contained in this Agreement, shall survive the Closing and shall continue in full force and effect thereafter until six months subsequent to the expiration of the applicable statute of limitations (other than those which by their terms sooner terminate).

        (b) Subject to the remainder of this Section 7.01(b), each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other Parties contained in this Agreement (including the Schedules and Exhibits hereto and the Disclosure Letter). Notwithstanding the foregoing, with respect to representations and warranties that do not relate to the mere existence of a document, the Sellers shall have used their reasonable efforts to arrange disclosures made in the Disclosure Letter relating thereto in paragraphs and corresponding to the sections and subsections contained in
Article IV, and such representations and warranties shall (except as provided below) only be qualified by the information referred to in the relevant section of the Disclosure Schedule; provided, however, (a) that if (i) the documents annexed to the Disclosure Letter describe a state of facts giving rise to an exception to a representation, and (ii) such exception is clear from the text of such document such that, notwithstanding the fact that the exception is not included in the appropriate section of the Disclosure Letter, a reasonably prudent buyer acting in good faith should, by virtue of its normal review of such document as part of its normal pre-acquisition due diligence process, understand the exception to the appropriate representation and warranty, then such representation and/or warranty shall be deemed modified by such exception notwithstanding the fact that such exception is not disclosed in the corresponding section of the Disclosure Letter, and (b) that notwithstanding the fact that clause (a) above is a proviso to the first portion of this section, and not the reverse, the exception created by such proviso shall not be interpreted more narrowly because it is a proviso than if it stated the general rule of the sentence and what is the general rule was the proviso. Furthermore, notwithstanding the foregoing, with respect to representations and warranties regarding the existence (or non-existence) of certain documents, the existence of any document disclosed with respect to one section or subsection of the Disclosure Letter shall qualify all other sections and/or subsections of the Disclosure Letter; provided, however, that each of Schedules 4.04, 4.15(i), 4.16, 4.20, 4.26, 4.29, 4.30 and 4.34 of the Disclosure Letter will have to be complete on their own, and will not be qualified by information contained in a non-corresponding section of the Disclosure Letter.

        (c) For purposes of determining the amount of Tax Liabilities of the Company existing as of the Closing Date for periods which began before the Closing Date and end after the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date.

  Section 7.02.  Indemnification Provisions for Benefit of the Buyer. In the
                 ---------------------------------------------------
event the Sellers breach (or a breach would exist or have occurred but for a Specified Disclosure) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
(S)7.01 above, provided that the Buyer makes a written claim for indemnification within two months of becoming aware of such claim (containing, to the extent reasonably practicable at the time of notification, a detailed description of the facts on the basis of which the claim is based and a good faith estimate of the claim (provided, however, that no delay in providing such information shall relieve the Sellers from any obligation hereunder unless (and then solely to the extent) the Sellers thereby are prejudiced)) against the Sellers at an address determined pursuant to (S)8.03 below within such survival period, then (x) in the case of representations and warranties relating (in whole or in part) to the Company, the Sellers shall, severally, in proportion to their respective percentage of interest set forth on Schedule A, and (y) in the case of representations relating solely to Sellers (and not to Company), or a covenant of a Seller, then the breaching Seller (and only the breaching Seller), indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, (i) Buyer's right to
                                    --------  -------
indemnification with respect to breaches of the Sellers' representations and warranties, other than the Surviving Representations (but excluding those in Section 4.12), shall be limited to the amount of U.S. $2,500,000 in the aggregate, (ii) the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Sellers (other than the Surviving Representations (but excluding those in Section 4.12)) until the Buyer has suffered Adverse Consequences (in the aggregate) by reason of all such breaches in excess of a U.S. $150,000 aggregate threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such excess Adverse Consequences), and (iii) the Sellers shall not be obligated to indemnify the Buyer against the breach of any particular representation or warranty unless the Adverse Consequences of such breach (when aggregated with the Adverse Consequences of all related breaches) exceeds U.S. $10,000 (it being agreed that Sellers will then be obligated to indemnify against all Adverse Consequences, not just the excess over U.S. $10,000 and, solely for purposes of determining the amount of Adverse Consequences (and not for purposes of determining whether a breach occurred) without giving effect to the inclusion in any such representation or warranty of a materiality qualification). Under no circumstances can the Sellers reject or restrict or claim under this section on the ground that a loss, damage or expense was (or will be) suffered by the Company, rather than by the Buyer. The Parties agree and understand that this Agreement does not provide Buyer with the right to indemnification for breaches of representations, warranties and covenants not contained herein. Without limiting the preceding sentence, the Parties agree that the Sellers are not indemnifying the Buyer against (i) changes to any applicable laws, rules or regulations, or (ii) damages done to the Company and/or the Business by the Buyer, the Parent and/or the Company subsequent to the Closing.

  Section 7.03.  Indemnification Provisions for Benefit of the Sellers. In the
                 -----------------------------------------------------
event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
(S)7.01 above, provided that the Sellers make a written claim for indemnification within two months of becoming aware of such claim (containing, to the extent reasonably practicable at the time of notification, a detailed description of the facts on the basis of which the claim is based and a good faith estimate of the claim (provided, however, that no delay in providing such information shall relieve the Buyer from any obligation hereunder unless (and then solely to the extent) the Buyer thereby is prejudiced)) against the Buyer pursuant to (S)8.03 below within such survival period, then the Buyer shall indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that
                                                        --------  -------
(i) the Sellers' aggregate right to indemnification with respect to breaches of any representations of Buyer, other than the Buyer's Surviving Representations, shall be limited to the amount of U.S. $2,500,000 in the aggregate, (ii) the Buyer shall not have any obligation to indemnify the Sellers from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty (other than Buyer's Surviving Representations) of the Buyer until the Sellers have suffered Adverse Consequences (in the aggregate) by reason of all such breaches (or alleged breaches) in excess of a U.S. $150,000 aggregate threshold (at which point the Buyer will be obligated to indemnify the Sellers from and against all such excess Adverse Consequences), and (iii) the Sellers shall not be obligated to indemnify the Buyer or the Company against the breach of any particular representation or warranty unless the Adverse Consequences of such breach (when aggregated with the Adverse Consequences of all related breaches) exceeds U.S. $10,000 (it being agreed that Buyer will then be obligated to indemnify against all Adverse Consequences, not just the excess over U.S. $10,000 and, solely for purposes of determining the amount of Adverse Consequences (and not for purposes of determining whether such a breach occurred) without giving effect to the inclusion in any such representation or warranty of a materiality qualification).

  Section 7.04.  Matters Involving Third Parties.
                 -------------------------------

        (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VII, then the Indemnified Party shall promptly (but in any event within two months) notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in
-----------------
notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

        (b) Any Indemnifying Party will have the right to defend the Indemnified Party (or, if appropriate, the Company) against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other specific performance order (or similar equitable relief), (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently and at its sole cost.

        (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)7.04(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

        (d) In the event any of the conditions in (S)7.04(b) above is or becomes unsatisfied, however, (A) the Indemnified Party shall, actively and diligently, defend against the Third Party Claim in a prudent manner, and (B) assuming that the Indemnified Party has complied with clause (A) above, the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Article 7. In addition, the Indemnifying Party may retain separate co-counsel (at its sole cost and expense) and participate in the defense of the Third Party Claim. Furthermore, in the event the Indemnifying Party was offered the defense of the Third Party Claim but failed to satisfy the conditions of clauses (A),
(B), and/or (E) of Section 7.04(b) above (other than as described in the immediately following sentence), the Indemnified Party shall have the right to consent to the entry of any reasonable judgment or enter into any reasonable settlement with respect to such Third Party Claim without needing to obtain any consent from any Indemnifying Party in connection therewith (although the Indemnified Party shall be required to consult with the Indemnifying Party with respect to such Third Party Claim). However, in the event that the Indemnified Party took over the defense of the Third Party Claim notwithstanding the satisfaction of the conditions set forth in clauses (A), (B) and (E) of Section 7.04(b) above because of the failure of the Indemnifying Party to satisfy the conditions of clauses (C) and/or (D) of said Section 7.04, or because the Indemnifying Party disputes its liability for this matter in good faith, then the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

  Section 7.05.  Right of Set Off.  The Buyer shall have the option (but not
                 ----------------
the obligation) to set off and apply against any amounts due and payable to any of the Sellers pursuant to this Agreement or the Escrow Agreement an amount equal to the amount for which the Sellers are obligated to indemnify the Buyer pursuant to (S)7.02 hereof. Set-offs made under the Escrow Agreement shall be made in accordance with the terms of the Escrow Agreement. Set-offs made under this Agreement may be made only with the consent of the Sellers or the resolution of the dispute pursuant to (S)8.07 below; provided, however, that in the event that at the time such a payment is otherwise due from Buyer such a matter is being contested in good faith, Buyer may withhold any such amount until the resolution of such dispute.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  Section 8.01.  Fees and Expenses. Whether or not the transactions
                 -----------------
contemplated hereby are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including attorneys', accountants' and other advisors' fees and the fees and expenses of any broker, finder or agent retained by such party in connection with the transactions contemplated hereby, except as otherwise expressly provided in this Agreement or any agreement entered into pursuant hereto.


  Section 8.02.  Publicity. Immediately upon the Closing, the Parties shall
                 ---------
jointly issue and disseminate the press release annexed hereto as Exhibit G. Thereafter, except as required under applicable law (and only to the extent so required), no Party shall make any publicity release or announcement concerning this Agreement or the transactions contemplated hereby without advance written approval of the form and substance thereof by the other Parties and their respective counsel, which approval shall not be unreasonably withheld.

  Section 8.03.  Notices. Any notice or other communication required or which
                 -------
may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered, or express mail, postage and/or charges prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

                (i)    if to the Buyer, to it:
                       AMT Holdings, N.V.
                       c/o Memry Corporation
                       57 Commerce Drive
                       Brookfield, Connecticut 06804
                       Telecopier: (203) 740-2503
                       Attention:  Mr. James G. Binch

                       with a copy (which shall not constitute notice) to:



                       Finn Dixon & Herling LLP
                       One Landmark Square
                       Stamford, Connecticut 06901
                       Telecopier: (203) 348-5777
                       Attention:  David I. Albin, Esq.


                (ii) if to the Sellers, to each of them at the addresses listed on Exhibit A, with, in any case, a copy (which shall not constitute notice) to:

                       Baker & McKenzie
                       Avenue Louise 149
                       1050 Brussels, Belgium
                       Telecopier: 011-32-2-639-3699
                       Attention: Koen Vanhaerents, Esq.


          Section 8.04.  Entire Agreement. This Agreement (including the
                         ----------------
Exhibits and Schedules hereto and the Disclosure Letter) contains the entire agreement among the parties with respect to the purchase of the Shares and related transactions and supersede all prior Contracts and Other Agreements, written or oral, with respect thereto.

          Section 8.05.  Waivers and Amendments. This Agreement may be amended,
                         ----------------------
modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are, absent fraud, exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty, or any failure to perform or comply with any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, breach or failure (it being agreed and understood that in no event shall a Party be entitled to recover more than its Adverse Consequences suffered).

          Section 8.06.  Governing Law. This Agreement shall be governed by,
                         -------------
and construed and enforced in accordance with and subject to, the laws of the Kingdom of Belgium.

          Section 8.07.  Jurisdiction.  (a) Any dispute arising from this
                         ------------
Agreement (other than a dispute over the determination of the Closing Net Worth, which shall be resolved in accordance with Article II) shall be settled by arbitration in accordance with the rules of CEPANI ("Centre belge pour l'etude et la pratique de l'arbitrage national et international/Belgisch centrum voor studie en praktijk van nationale en internationale arbitrage") by three (3) arbitrators appointed in accordance with such rules. The proceedings shall take place in Brussels, Belgium and shall be conducted in English.

          (b) Nothing in (S)8.07(a) above shall prevent a Party from seeking injunctive relief pending a decision of an arbitrator pursuant to (S)8.07(a) above or to enforce such a decision in any court having jurisdiction over the Party against whom injunctive relief or enforcement is sought.

          Section 8.08.  Binding Effect; Benefit. This Agreement shall inure
                         -----------------------
to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as set forth in Section 7.06, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 8.09.  Variations in Pronouns. All pronouns and any
                         ----------------------
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

          Section 8.10.  Construction. While this Agreement has been drafted
                         ------------
by Buyer's counsel, the parties have participated jointly in the negotiation of this Agreement. Without prejudice to Articles 1156 through 1164 of the Belgian Civil Code, in the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. A matter, item and or/fact will be deemed to be "material" for purposes of this Agreement if it has a cost or effect, or is likely to have a cost or effect, when aggregated with all similar matters, items and facts, of at least U.S.$10,000.

          Section 8.11.  Counterparts. This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section 8.12.  Exhibits and Schedules. The Exhibits and Schedules
                         ----------------------
to this Agreement are a part of this Agreement as if set forth in full herein.

          Section 8.13.  Headings. The headings in this Agreement are for
                         --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 8.14.  Severability. If any term, provision, covenant or
                         ------------
restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Buyer:                        MEMRY HOLDINGS, S.A.

                              By: /s/ James G. Binch
                                 -----------------------------------------
                                Name: James G. Binch
                                Title: President

                              By: /s/ Thomas D. Carey
                                 -----------------------------------------
                                Name: Thomas D. Carey
                                Title: V.P. CFO

Sellers:                      /s/ Wilfried Van Moorleghem
                              --------------------------------------------
                              Wilfried Van Moorleghem

                              /s/ Gratia Pauwels
                              --------------------------------------------
                              Gratia Pauwels

                              /s/ Luc Delaey
                              --------------------------------------------
                              Luc Delaey


                              Usines Metallurgique Suisse Holding  S.A.


                              By: /s/ Peter Shneuwly
                                 -----------------------------------------
                                Name: Peter Shneuwly
                                Title: CEO

                              G.I.M.V.


                              By: /s/ A. Brabers
                                 -----------------------------------------
                                Name: A. Brabers
                                Title:

                              By: /s/ S. Braeckmans
                                 -----------------------------------------
                                Name: S. Braeckmans
                                Title:


                              ADVANCED BUSINESS CONSULTING N.V.

                              By: /s/ Wilfried Van Moorleghem
                                 -----------------------------------------
                                Name: Wilfried Van Moorleghem
                                Title: President, CEO

========================================================
 The undersigned, the "Parent" in the above Agreement,
 hereby (i) makes the representations and warranties
 set forth in Article V above on its own behalf,
 jointly and severally with Buyer, and (ii) guarantees,
 jointly and severally with the Buyer, with waiver of
 the parties' benefice de discussion/voorrecht van
 uitwinning and its benefice de division/recht van
 schuldsplitsing, that the Buyer shall comply with all
 of its obligations under the above Agreement,
 including the Buyer's obligations to indemnify the
 Sellers as stated therein.
========================================================



MEMRY CORPORATION



By: /s/ Thomas D. Carey
   -------------------------------------
 Name: Thomas D. Carey
 Title: V.P., CFO

                                                                       EXHIBIT A

                                 ESCROW AGREEMENT
                                 ----------------


  ESCROW AGREEMENT (this "Agreement"), dated as of the 30th day of October, 1998, by and among (i) Memry Holdings, S.A., a Belgian corporation (the "Buyer"), (ii) the shareholders (each individually a "Seller" and collectively the "Sellers") of Advanced Materials and Technologies, N.V., a Belgian corporation (the "Company"), and (iii) KBC Bank N.V., a Belgian corporation, as escrow agent hereunder (the "Escrow Agent").


                              W I T N E S S E T H
                              - - - - - - - - - -

  WHEREAS, the Sellers and the Buyer are parties to a Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Sellers are selling to the Buyer, and the Buyer is purchasing from the Sellers, the shares (as defined in the Purchase Agreement); and

  WHEREAS, the "Closing" of the transactions contemplated by the Purchase Agreement is occurring simultaneously with the execution and delivery hereof; and

  WHEREAS, the parties hereto wish to enter into this Agreement on the terms and conditions set forth herein in connection with such Closing, and the Parties are consummating the transactions contemplated by the Purchase Agreement in connection with the simultaneous entering into of this Agreement (and would not consummate such transactions but for this Agreement);

  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

  1. Definitions.  Each capitalized term used herein and not specifically
     -----------
defined herein shall have the meaning given to such term in the Purchase Agreement.

  2. Escrow Agent's Appointment and Duties.  The Buyer and the Sellers hereby
     -------------------------------------
appoint the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment. The Escrow Agent's duties hereunder are limited solely to the holding of the Escrowed Property (as hereinafter defined) and the payment and delivery of the same as provided herein, the giving of notices to the Buyer and the Sellers as provided herein and such other duties as are specifically set forth herein. No duties or obligations not expressly set forth herein shall be implied to the Escrow Agent.

 3.  Escrowed Property.
     -----------------

     (a) Simultaneously with the execution and delivery hereof, the Buyer has deposited in escrow with the Escrow Agent, share certificates, in the names of each of the Sellers representing 168,750 shares, in the aggregate, of Parent Common Stock (the "Escrowed Shares"). The 168,750 shares have been divided among the Sellers in accordance with each Seller's "Percentage of Interest" as set forth on Schedule A to the Purchase Agreement. The Escrow Agent hereby acknowledges receipt of the Escrowed Shares.

     (b) The Escrow Agent shall maintain custody of the Escrowed Shares, as well as the Stock Powers (as defined below) and any other securities of any kind paid as a dividend or distribution (whether regular, special or liquidating) upon the Escrowed Shares or any such other securities (collectively the "Subsequently Escrowed Securities"), in a manner consistent with the manner in which a reasonably prudent institution would maintain custody of securities owned by it. The Escrow Agent shall maintain custody of any cash paid upon the Escrowed Shares or any Subsequently Escrowed Securities, whether as a dividend or distribution (regular, special, or liquidating), and any interest earned thereon (collectively "Escrowed Funds") in an interest-bearing money market account.

     (c) Simultaneously with the execution and delivery hereof, each Seller has deposited with the Escrow Agent a stock power, duly executed in blank, covering the Escrowed Shares in the name of such Seller (collectively the "Stock Powers"). The Escrow Agent hereby acknowledges receipt of the Stock Powers.

     (d) For purposes of this Agreement, the term "Escrowed Property" shall refer to the Escrowed Shares, any Subsequently Escrowed Securities, any Escrowed Funds and the Stock Powers.

 4.  Settlement of Escrowed Property.
     -------------------------------

     a.   Settlements by Escrow Agent.  The Escrow Agent shall retain possession
          ---------------------------
of the Escrowed Property except as follows: (i) upon the appointment of a successor escrow agent pursuant to Section 6.b. below, the Escrow Agent shall promptly disburse all remaining Escrowed Property to such successor escrow agent; (ii) upon its receipt at any time of a Certificate (as defined in Section 4.b. below) executed by the Buyer and the Sellers instructing it as to how to disburse all or any portion of the Escrowed Property then remaining, the Escrow Agent shall promptly disburse the specified Escrowed Property in accordance with said Certificate; (iii) upon receipt of a Certificate signed solely by the Buyer instructing the Escrow Agent to disburse all or any portion of the Escrowed Property to the Sellers, or a Certificate signed solely by the Sellers instructing the Escrow Agent to disburse all or any portion of the Escrowed Property to the Buyer, the Escrow Agent shall promptly so disburse the specified Escrowed Property in accordance with said Certificate; (iv) if, by 5:00 p.m. local time in Brussels, Belgium, on the first Business Day following the first anniversary of the date hereof, the Escrow Agent has not at any time during the term hereof received a Notice from any party hereto, the Escrow Agent shall promptly disburse all of the Escrowed Property to the Sellers; and (v) upon receipt of a final order of an arbitrator pursuant to Section 7 below, instructing it to disburse all or any portion of the Escrowed Property, the Escrow Agent shall promptly so disburse the specified property in accordance with said order. In determining whether to disburse the Escrowed Property from time to time in accordance with the above-stated provisions of clauses (ii),
(iii) or (iv) of this Section 4.a, the Escrow Agent shall rely exclusively upon the written notice received by it hereunder (i.e., a Certificate) or the fact that a certain written notice has not been received by it, as the case may be, notwithstanding either (i) any notice to the contrary which may be received by the Escrow Agent from any other person or entity or (ii) any knowledge which the Escrow Agent may have or may be deemed to have as to the correctness of the content of any notice given to it hereunder (including the authenticity of any signatures).



     b.   Procedures for Payments of Escrowed Property.  Any notice (a "Notice")
          --------------------------------------------
of the Buyer's or the Sellers' desire for all or any portion of the Escrowed Property to be disbursed pursuant to this Section 4 shall be in writing. Each such Notice shall be sent by the Sellers or the Buyer, as the case may be, to the other, accompanied by a written certificate (a "Certificate") signed by the party sending such Notice, and providing a space for the signature of the other party, instructing the Escrow Agent to disburse all or a designated portion of the Escrowed Property in the manner specified therein (which manner of disbursement shall also be specified in the Notice). (Reference is made to
Section 6.a. below for provisions regarding the Escrow Agent's responsibility to disburse Escrowed Property.) Copies of any such Notice, along with the attached Certificate, shall simultaneously be sent to the Escrow Agent. A party receiving a

Certificate shall respond to it within fifteen (15) business days of its receipt thereof. Such response shall consist of either (i) signing the Certificate in the space provided for such purpose and sending the Certificate to the Escrow Agent, with a copy to the other party hereto, or (ii) returning the Certificate to the party sending the Notice, unsigned, with an explanation of why such party believes it is not required to sign such Certificate in accordance with the remaining provisions of this Section 4. The Buyer or the Sellers, as the case may be, shall sign or not sign a Certificate in accordance with the provisions of subsections c., d., and e. of this Section 4. Notwithstanding the foregoing, a Certificate made pursuant to Section 4.a.(iii) shall not provide a space for the signature of the other party or require any response from the other party.

     c.   Adjustment Payment.  If, upon the final determination of the
          ------------------
Adjustment Payment pursuant to Article II of the Purchase Agreement, the Sellers are to make the Adjustment Payment to the Buyer and the Sellers do not make such Adjustment Payment in full within fifteen days following the date of such determination, then the Buyer may give the Sellers a Notice of its desire for an amount of the Escrowed Property (determined pursuant to Section 4.f. below) equal to the amount of the Adjustment Payment to be paid to the Buyer.

     d.   Payment to the Buyers Upon the Sellers' Breaches.  If, at any time
          ------------------------------------------------
after the date hereof until 5:00 p.m. in New York, New York U.S.A. on the first anniversary of the date hereof, (w) the Buyer asserts any claims against the Sellers pursuant to any one or more provisions of the Purchase Agreement or in connection with the consummation of the transactions contemplated thereby ("Claims"), (x) such Claims are thereafter resolved by agreement of the Buyer and the Sellers or by the order of an arbitrator in accordance with the provisions of Section 7 below (a Claim that has not been resolved as aforesaid is hereinafter referred to as "Unresolved"), (y) such resolution requires the payment of money by the Sellers to the Buyer, and (z) any Seller does not immediately pay its proportion of the amount then due to the Buyer in accordance with the Purchase Agreement, then the Buyer may, at its sole option, give each such Seller a Notice of its desire for some specified portion or all of such amount to be paid from the remaining Escrowed Property held on behalf of such Seller to the Buyer. The parties hereto agree and acknowledge that the ability of the Buyer to recover any damages for Claims from the Escrowed Property is in addition to, and not in lieu of, the Buyer's remedies under the Purchase Agreement, and that the Buyer, at its option, may refuse to send a Notice out pursuant to this Section 4.d. and instead enforce its other rights, including a right to bring a collection action against the appropriate Sellers.

     e.   Payments of Claims.  If, as of the fifth Business Day immediately
          ------------------
after the first anniversary of the date hereof (i) there are no Claims which have been asserted by the Buyer, have been resolved pursuant to Section 4.d. hereof and which remain unpaid, (ii) there are no Unresolved Claims, and (iii) the Escrowed Property has not been previously delivered to Sellers pursuant to clause (iv) of Section 4.a. above, then the Sellers shall give Buyer a Notice of their desire that to the remaining Escrowed Property be paid to the Sellers.

     f.   Valuation of Escrowed Property.  In the event that the Escrow Agent at
          ------------------------------
any time or from time to time delivers any Escrowed Property to the Buyer, the following rules of valuation and priority shall apply: (i) the Escrow Agent shall first deliver to the Buyer any Escrowed Funds then held by the Escrow Agent on behalf of the appropriate Seller; (ii) all payments of Escrowed Funds shall be made in U.S. Dollars; (iii) if the Escrowed Funds paid over do not satisfy the amount to be paid to Buyer pursuant to the Certificate or order of the arbitrators, or if there are no Escrowed Funds within the Escrowed Property, the Escrow Agent will deliver to Buyer first Escrowed Shares and only thereafter any Subsequently Escrowed Property; (iv) Escrowed Shares delivered to Buyer shall be valued at the average of the Daily Closing Price (as defined below), for the twenty trading days immediately preceding the date of delivery; and (v) Subsequently Escrowed Property shall be valued in good faith by the Escrow Agent, if a public market therefor exists, and, if not, by agreement of Buyer and Sellers (or if they are unable to agree, pursuant to

Section 7 below). As used in this (S)4.f. "Daily Closing Price" means (i) if the Parent Shares are listed on a national securities exchange or quoted through the NASDAQ National Market System, the reported Consolidated Trading closing price;
(ii) if the Parent Shares are quoted on the NASDAQ inter-dealer quotation system, the reported closing price for such day on such system; or (iii) if the Parent Shares are not listed on a national stock exchange or quoted on NASDAQ, the closing price reported by the National Quotation Bureau, Inc. for such day.

 5.  Provisions Regarding Dividend and Voting Rights of Escrowed Shares.
     ------------------------------------------------------------------

     a.   Voting Rights.  Any Escrowed Shares and/or Subsequently Escrowed
          -------------
Securities with voting rights held by the Escrow Agent from time to time shall be voted from time to time by the Seller in whose name such securities are issued; provided, however, that nothing in this (S)5.a. shall in any way limit or restrict the voting obligations of the Sellers as set forth in the Standstill Agreement.

     b.   Dividend and Distribution Rights.  Any and all dividends or
          --------------------------------
distributions made on the Escrowed Shares and/or Subsequently Escrowed Securities from time to time, whether regular, special or liquidating, shall be paid and/or made in the name of the appropriate Seller in care of the Escrow Agent, and shall be retained by the Escrow Agent as Escrowed Property pursuant to the terms hereof.

 6.  Other Provisions Regarding the Escrow Agent.
     -------------------------------------------

     a.   Indemnification of Escrow Agent.  The Buyer and the Sellers
          -------------------------------
acknowledge that the Escrow Agent is acting solely as an escrow agent at their request and for their convenience and that the Escrow Agent shall not be liable to any such party for any act or omission on its part unless taken or suffered in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent. The Buyer and the Sellers jointly and severally agree to defend, indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in disregard of this Agreement or gross negligence on the part of the Escrow Agent. The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel. Further, if a Certificate delivered to the Escrow Agent is not clear as to the Escrowed Property covered therein, the Escrow Agent shall be entitled (but under no obligation) to seek clarification of the same before being required to distribute Escrowed Property pursuant to paragraph 4 above. The provisions of this Section 6.a. shall survive the termination of this Agreement. The Sellers and Buyer accept the application of the General Regulations Governing Banking Operations applied by the Escrow Agent. The Escrow Agent will perform its obligations insofar as there are no legal provisions or judgments which prevent it from doing so. The Escrow Agent will pay interest on Escrowed Funds after deduction of the Belgian withholding tax and other bank charges.

     b.   Replacement of Escrow Agent.
          ---------------------------

          (i) Resignation of Escrow Agent.  The Escrow Agent may resign, at any
              ---------------------------
time, and be discharged of the obligations created by this Agreement by executing and delivering to the Buyer and the Sellers, notice of its resignation as Escrow Agent hereunder and specifying the date on which such resignation is intended to take effect (which date must be at least one month subsequent to the date on which such notice is given). Upon receiving such notice of resignation, the Buyer and the Sellers shall endeavor to agree upon a successor Escrow Agent to be appointed by written instrument, in triplicate, executed by the Buyer and the Sellers, one copy of which instrument shall be delivered to the successor Escrow Agent (with the additional copies being retained by the Buyer and the Sellers, respectively). If no agreement has been reached as aforesaid and no successor Escrow Agent shall have been so appointed and have accepted such appointment within twenty (20) days after such notice of resignation, the Buyer shall appoint a successor Escrow Agent prior to the date on which the resignation of the prior Escrow Agent is to take effect. The resignation of the Escrow Agent shall become effective only upon the acceptance of appointment by the successor Escrow Agent.

          (ii)  Discharge of Escrow Agent.  At any time, the Buyer and the
                -------------------------
Sellers may discharge the Escrow Agent by jointly executing and delivering to the Escrow Agent notice of its discharge as escrow agent hereunder and specifying (i) the date when such discharge shall take effect and (ii) who the successor Escrow Agent is, in which event, the Escrow Agent will be discharged of its duties as of such date.

          (iii)  Successor Escrow Agent.  If the Escrow Agent shall be
                 ----------------------
dissolved, or if its property or affairs shall be taken under the control of any court or administrative body or agency because of insolvency or bankruptcy or for any other reason, a vacancy shall forthwith exist in the office of Escrow Agent, and within a period of thirty (30) days thereafter, a successor shall be appointed by the mutual agreement of the Buyer and the Sellers. If no agreement has been reached as aforesaid and no successor Escrow Agent shall have been so appointed and have accepted such appointment within such thirty (30) day period, the Buyer shall appoint a successor Escrow Agent.

          (iv)   Instruments in Writing.  Appointments made by the Buyer and/or
                 ----------------------
the Sellers under this Section 6.b. shall be made by an instrument or instruments in writing. Copies of each instrument shall be delivered by the Buyer and the Sellers to the predecessor Escrow Agent and to the successor Escrow Agent so appointed.

          (v)  Successor Escrow Agents.  Any successor Escrow Agent appointed
               -----------------------
hereunder shall execute, acknowledge and deliver to the Buyer and the Sellers an instrument accepting such appointment hereunder, and thereupon such successor Escrow Agent, without any further act, deed or conveyance, shall become duly vested with all of the property, rights, powers, trusts, duties and obligations of its predecessor hereunder, with the same effect as if originally named Escrow Agent. Notwithstanding any other provision of this Agreement, upon request of such successor Escrow Agent, the Escrow Agent ceasing to act, the Buyer and the Sellers shall execute and deliver an instrument transferring to such successor Escrow Agent all the property, rights, powers and trusts created hereby of the Escrow Agent so ceasing to act hereunder, and the Escrow Agent so ceasing to act shall immediately transfer to the successor Escrow Agent all of the Escrowed Property then held by it hereunder.

          (vi) Escrow Agent's Fees.  Buyer, on the one hand, and Sellers, on the
               -------------------
other, shall each be responsible for one half of the Escrow Agent's fees hereunder (which fees shall be BEF 50,000 per annum (or portion thereof).

  7. Governing law; Jurisdiction; Modification or Waiver.  This Agreement shall
     ---------------------------------------------------
be governed and
construed in accordance with the laws of the Kingdom of Belgium. All disputes arising under this Agreement shall be resolved by arbitration in accordance with the terms and provisions set forth in (S)11.07 of the Purchase Agreement, which terms are incorporated herein by this reference. Except as set forth in the next sentence, the terms and provisions of this Agreement may only be modified or waived by a writing executed and delivered by all parties hereto. Notwithstanding anything to the contrary contained herein, each of the Sellers agrees that any decision to send a Notice, to sign or not sign a Certificate, and/or to take or refrain from taking any other action with respect to this Agreement and/or the Escrowed Property may be made on behalf of all of the Sellers by all of Wilfried Van Moorleghem, Swiss Metalworks Holding (UMSH) and G.I.M.V., acting unanimously, and each other Seller agrees to act and/or refrain from acting, and to execute and deliver any necessary documents, if directed to do so in writing by each of such three named Sellers.

  8. Notices.  All notices, demands, approvals, consents, elections or other
     -------
communications permitted or required to be given hereunder (the "Notices") shall be in writing and shall be deemed given (i) 7 days after being posted certified mail, return receipt requested, postage prepaid in the proper amount, or (ii) when delivered, if sent by hand delivery or by overnight courier service. Notices shall be addressed as follows:

          (i)  if to the Buyer, to:
               AMT Holdings, N.V.
               c/o Memry Corporation
               57 Commerce Drive
               Brookfield, Connecticut 06804
               Telecopier: (203) 740-2503
               Attention:  Mr. James G. Binch

               with a copy (which shall not constitute notice) to:

                      Finn Dixon & Herling LLP
                      One Landmark Square
                      Stamford, Connecticut 06901
                      Telecopier: (203) 348-5777
                      Attention:  David I. Albin, Esq.

               (ii) if to the Sellers, to each of them at the addresses listed on Exhibit A, with, in any case, a copy (which shall not constitute notice) to:

                      Baker & McKenzie
                      Avenue Louise 149
                      1050 Brussels, Belgium
                      Telecopier: 011-32-2-639-3699
                      Attention: Koen Vanhaerents, Esq.

               (iii)  if to the Escrow Agent, to:

                      KBC Bank N.V.
                      Havenlaan 2
                      1080 Brussels, Belgium


                    with a copy (which shall not constitute notice) to:

                      KBC Bank N.V.
                      Kantoor Kermt
                      5715 - Koorstaat 2
                      3510 Hasselt, Belgium
                      Attention: Robert-Jan Van Os
                               Daniel Cromphout
                               Jo Claes


or to such address as any party may from time to time specify in writing to the others. If any such Notice is given by hand delivery, the person to whom such Notice is given shall, if requested, acknowledge receipt of such Notice and the date of such receipt on a copy of such notice.

     9.   Binding Effect.  Subject to Section 6, this Agreement shall be binding
          --------------
upon and shall inure to the benefit of the parties hereto and their respective heirs executors, administrators, legal representatives, successors and assigns.

     10.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be considered an original but all of which together shall be deemed to constitute one and the same document.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Buyer:              MEMRY HOLDINGS, S.A.


                         By:
                            -----------------------------------------
                           Name:
                           Title:

Sellers:                 --------------------------------------------
                         Wilfried Van Moorleghem


                         --------------------------------------------
                         Gratia Pauwels


                         --------------------------------------------
                         Luc Delaey


                         USINES METALLURGIQUE SUISSE HOLDING S.A.


                         By:
                            -----------------------------------------
                           Name:
                           Title:

                         G.I.M.V.


                         By:
                            -----------------------------------------
                           Name:
                           Title:


                         A.B.C. N.V.


                         By:
                            -----------------------------------------
                           Name:
                           Title:



     ESCROW AGENT:       KBC Bank N.V., as Escrow Agent


                         By:
                            ------------------------------------------
                           Name: Jan Seurs
                           Title: Kantoor Direteur, KBC Schulen

                         and

                         By:
                           ------------------------------------------
                           Name: Jo Claes
                           Title:  Kantoor Directeur, KBC Herk-de-Stad11

                                                                       EXHIBIT B



                                 October 30, 1998



Dear Sirs,


RE:  MR. VAN MOORLEGHEM, MRS. PAUWELS, ADVANCED BUSINESS CONSULTING N.V., MR.
--
     LUC DELAEY, USINES METALLURGIQUES SUISSES HOLDING S.A. AND GIMV N.V.



1.   Framework of the opinion
     ------------------------

     We have been asked to give an opinion, as counsel to Mr. Van Moorleghem, Mrs. Pauwels, Advanced Business Consulting N.V., Mr. Luc Delaey, Usines Metallurgiques Suisses Holding S.A. and GIMV N.V., the sellers (the "Sellers") of shares in Advanced Materials and Technologies N.V. (the "Company"), in connection with the sale and transfer of Shares of the Company to Memry Holdings S.A., pursuant to a stock purchase agreement dated October 30, 1998 (the "Agreement"), it being understood that we have not represented the Sellers with respect to the Company, nor the Company at any other occasion prior to this transaction.

     Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Agreement.

     This opinion is being given to you pursuant to Section 3.02 (c) of the Agreement.

2.   Documents
     ---------

     For the purposes of giving this opinion, we have examined the following documents:

     2.1 a copy of the constitutional documents of the Company comprising its coordinated by-laws as of December 28, 1995 (the "By-laws");

     2.2 copies of those minutes of the shareholders' meetings (and of the meetings of the board of directors, if any) deciding upon modifications of the capital of the Company, the issuance of convertible bonds and warrants, of which excerpts have been published in the Official Gazette;

     2.3  a copy of the share register book of the Company;

     2.4 a copy of the co-ordinated by-laws of GIMV N.V., a copy of the delegation of powers dated July 18, 1995 and published in the Belgian Official Gazette on August 23, 1995 and a copy of the delegation of powers dated October 20, 1998, not yet published;

     2.5 a copy of the company file with the Commercial Registry of Hasselt, Belgium.

     2.6  an uncertified copy of the final draft of the Agreement;

     2.7 an agreement by and between the Sellers, dated October 30, 1998, signed by the Sellers, containing

          Mr. Wilfried Van Moorleghem's agreement to the waiver of the warrants issued to him by the Company on December 28, 1995, and containing the Sellers' agreement to waive their preemptive rights pursuant to the transfer of Shares to the Buyer;

     2.8 a copy of a draft notarial deed, drafted by notary public, Mr. Jean-Philippe Lagae, and recording the minutes of the extra-ordinary meeting of shareholders of the Company to be held at Closing, with regard to the confirmation by Mr. Van Moorleghem of the waiver and cancellation of warrants issued by the Company ("Notarial Deed").

     2.9 an oral confirmation by Mr. Braeckmans, Legal Counsel at GIMV, that the management committee of GIMV has approved the transaction in principle, but that no minutes of this decision have been made so far.

Except as stated above and as we have deemed necessary in connection with this legal opinion, we have not examined any contracts, instruments or other documents entered into by or affecting the Company, or any of its corporate records and have not made any further inquiry concerning the Company.

3.   Assumptions
     -----------

For the purpose of this opinion letter, we have assumed (without making any investigation thereof):

     3.1 the genuineness of all signatures on the documents and instruments examined by us;

     3.2 the completeness and conformity to originals of all documents purporting to be copies of originals and the authenticity of all documents submitted to us as originals (more in particular, we have assumed that no pages in the shareholders register, copies of which have been handed over to us, have been filled out other than the pages of which we have received copies and that all shares issued by the Company concerned have been registered in its share register);

     3.3 that there have been no amendments to the By-laws of the Company in the form examined by us;

     3.4 that the resolutions of the shareholders' meeting and the board of directors of the Company as examined by us were duly passed at a properly convened and quorate meeting of genuine shareholders, respectively duly appointed directors of the Company and have not been amended or rescinded and are in full force and effect and that no director of the Company might have a personal interest in the transactions to which the decisions rendered relate other than as stated therein, if any;

     3.5 that there are no provisions of the laws of any jurisdiction outside Belgium which would have any implication on the opinions hereinafter expressed;

     3.6 that we are authorized to assume that the Company has not passed a voluntary dissolution resolution, that no petition has been presented or order made by a court for the bankruptcy, winding-up, dissolution, "concordatjudiciaire" or "sursis de paiement" of the Company and that no trustee, liquidator or similar officer has been appointed in relation to the Company or any of the respective assets or revenues;

     3.7 that with respect to title to registered shares, we are authorized to rely on copies of the appropriate recording in the shareholders' register of the Company concerned and to assume (i) that there are no agreements or arrangements and that there have not been any actions or other matters which may cancel, amend, replace, supersede or otherwise affect the information contained in such shareholders' register, and (ii) that the persons signing on behalf of the shareholders were duly authorized to sign on behalf of such shareholders;

     3.8 that there are no agreements or arrangements and that there have not been any actions or other matters which cancel, amend, replace, supersede or otherwise affect the information contained in the documents reviewed by us;

     3.9 that none of the parties to the documents that we have reviewed, have been seeking to achieve any purpose not apparent from the documents reviewed by us which might render these documents illegal or void, and that there is no provision in any other document which will affect any statement made therein;

     3.10 that the Agreement submitted in final draft form to us, was executed in the form submitted to us and that there have been no amendments or changes to the Agreement;

     3.11 the legal capacity of the individuals signing such documents; and

     3.12 the genuineness of the statement referred to under 2.9.

We have made such examination of the laws of Belgium as currently applied by Belgian courts as in our judgment is necessary for the purpose of this opinion. We do not, however, purport to be qualified to pass upon and express no opinion herein as to the laws of any jurisdiction other than those of Belgium.

There is no intention on our part to amend or update this opinion in the event of any changes after the date thereof in any Belgian laws or regulations or case law relevant to this opinion.

This opinion is governed by and shall be construed in accordance with Belgian law as in effect on the date at which it is given, and any matter relating to it shall be subject to the exclusive jurisdiction of the Belgian courts.

4.   Opinions
     --------

Based upon and subject to the assumptions and qualifications in this opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that, as per October 30, 1998, the date on which we completed our investigation:

4.1 the Company is a corporation duly incorporated under the laws of the Kingdom of Belgium;

4.2 as of the date hereof, the capital stock of the Company amounts to BF 82,400,000, represented by 3,752 shares, under registered form, without par value, of which 910 shares "A", 1,634 shares "B" and 1,208 shares "C";

4.3 all of the Shares are validly issued and fully paid-up and represent the entire issued share capital of the Company. Subject to the valid passing of the Notarial Deed, the Company currently does not have, to our knowledge, any other shares, convertible bonds, subscription rights (except these provided by law) or similar securities. The transfer of the Shares to the Buyer does not and will not constitute an infringement of any provision of the By-laws of the Company, except for the preemptive right set forth in article 13 of the Bylaws, which the Sellers have declared to waive in the agreement amongst the Sellers, referred to in 2.7.

4.4 pursuant to the copy of the shareholders' register of the Company, each Seller is the owner of the Shares set forth opposite such Seller's name on Schedule A to the Agreement and the shareholders' register does not mention any Lien.

4.5  the execution of the Agreement, and the performance by the GIMV N.V.
     of its obligations thereunder and the transactions contemplated thereby, are within the corporate power and authority of GIMV N.V. and have been authorized by all legally required corporate action or proceedings on behalf of GIMV, assuming that the decision referred to under 2.9 will be duly recorded in the minutes.

5.   Qualifications
     --------------

The opinions expressed herein are subject to the following qualifications :

5.1 on the basis of the shareholders' register and the documents examined by us, it is not unambiguously certain whether with regard to the respective transfers of Shares of the Company prior to the date of this opinion, the preemptive rights of the shareholders have at all time been complied with or have at all time been duly waived by the shareholders concerned;

5.2 on December 11, 1992, the extra-ordinary meeting of shareholders held before notary public, Mr. Baudouin Cols, unanimously decided to annul 390 Shares held by Mr. Van Moorleghem as settlement for the alleged non-compliance with the preemptive rights of the other shareholders at the occasion of the acquisition by Mr. Van Moorleghem from Mr. Jo Versavel of 195 Shares and from Mr. Dirk Ghekiere of 195 Shares. While it cannot be excluded that a cancellation of shares as settlement for a failure to comply with preemptive rights and/or resulting from or in a capital decrease, of which Mr. Van Moorleghem as the only shareholder suffers the consequences, may be voidable, it is our opinion that the risks resulting therefrom for the Buyer are extremely remote, because of inter alia the following reasons:

     (i) all of the then shareholders of the Company are party to the Agreement which contains representations in this respect;

     (ii) under the Agreement, Mr. Van Moorleghem is also transferring any of his rights which may not have been validly cancelled;

     (iii) any actions in order to nullify the decision of the shareholders' meeting held on December 11, 1992, are barred pursuant to article 194bis of the Belgian Company Law Act.

5.3 a Belgian Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court;

5.4 the granting of certain remedies, such as in unction orders or specific performance may be at the discretion of the Belgian courts, and such remedies are not necessarily granted;

5.5 any enforcement may be limited and affected by (i) Belgian bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting creditors' rights generally, and (ii) the application of general principles of abuse of rights and good faith as applicable under the laws of the Kingdom of Belgium.

5.6 a judgment rendered or enforced by a Belgian court is subject to a registration tax of 3 % (on any sum of money exceeding BEF 500.000). Both the debtor(s) and the creditor(s) are responsible for the payment of such registration duty, it being understood that the maximum liability of any creditor is limited to 50 % of the sums received by such creditor under such judgment. The Belgian tax administration has a priority right on any amounts payable pursuant to the judgment as security for the effective payment of the registration duty.

     Introduction of legal proceedings in Belgium and enforcement of a judgment would also give rise to certain nominal filing charges and notification fees. Pursuant to Article 851 of the Belgian Code of Judicial Procedure a foreign plaintiff can be required, at the request of a Belgian defendant, to post a bond ( "caution judicaturn solvi") to secure payment of any expenses or damages for which the foreign plaintiff might be liable, unless waived in an applicable treaty.

5.7 whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Baker & McKenzie (Brussels) attorneys who have represented the Sellers in connection with certain matters relating to the Agreement. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning any facts should be drawn from the fact that such representation has been undertaken by us.

This opinion is given for the sole benefit of Memry Holdings S.A. and Memry Corporation in connection with the transactions contemplated by the Agreement. This opinion is not to be disclosed to any other person (other than your legal advisors, which are bound by confidentiality) nor is it to be relied upon by any other person or for any other purpose or quoted or referred to in any public document without our prior written consent.

Yours faithfully,



Peter Leys                                                      Koen Vanhaerents

                                                                       EXHIBIT C



                                    RELEASE



  This Release is being executed and delivered simultaneously with, and as part of the transactions contemplated by, the Stock Purchase Agreement dated October 30, 1998 (the "Agreement"), among Memry Holdings, S.A., a Belgian corporation ("Buyer"), and the shareholders of Advanced Materials and Technologies, N.V. (each individually a "Seller").

  The undersigned acknowledges that Buyer is expressly relying on this Release in consummating its purchase of the Shares pursuant to the Agreement, and would not purchase the Shares but for this Release.

  The undersigned [Seller], for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the Shares pursuant to the terms of the Agreement, hereby agrees as follows:

  The undersigned [Seller], on behalf of himself and each of his Affiliates (if any), hereby releases and forever discharges Advanced Materials and Technologies, N.V., a Belgian corporation (referred to herein as the "Company" or the "Releasee") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law and in equity, which the undersigned [Seller] or any of its Affiliates now has, have ever had or may hereafter have against the Company arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, event or omission occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to its articles of association, resolution, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release (i) any obligations of Buyer or the Company arising under the Agreement (or any other agreement entered into at the Closing thereunder), or (ii) any Liability of the Company set forth on Annex I hereto.

  The undersigned [Seller] hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Releasee, based upon any matter purported to be released hereby.

  Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the undersigned [Seller] shall indemnify and hold harmless Releasee from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses and fees arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the undersigned [Seller] or any of its Affiliates of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the undersigned [Seller] or any of its Affiliates against any third party of any claims or other matters purported to be released pursuant to this Release.

  If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

  This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the Kingdom of Belgium.

  All words used in this Release will be construed to be of such gender or number as the circumstances require. Capitalized terms used herein but not defined herein shall have the meaning attributed thereto in the Agreement.

  IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of this 30th day of October, 1998.


                           --------------------------------------
                           [Name]

                                                            Annex I
                                                            -------



                                   None

                                                                       EXHIBIT D



                        MANAGEMENT CONSULTING AGREEMENT



  1. MEMRY EUROPE N.V., a limited liability company with registered office at 3540 Herk-de-Stad, Daelemveld 1113, and registered with the Trade Registry of Hasselt under number 73.218;

       here represented by Messrs. James Binch and Thomas Carey, directors of the company;

       hereinafter referred to as the "Company";

  2. ADVANCED BUSINESS CONSULTING N.V., a limited liability company with registered office at 3210 Lubbeek, Kroonstraat 4, and registered with the Trade Registry of Leuven under number 099031;

       here represented by Mr. Wilfried Van Moorleghem and Mrs. Gratia Pauwels, directors of the company;

       hereinafter referred to as "ABC" or the "Consultant";


WITNESSETH:


  1. The Company has as its corporate purpose (i) the application and development of products, based on advanced shape memory materials and/or technologies, including the design, the procurement of services and goods and (ii) the trade, as well as the export and/or production of such materials, applications and know-how, both in Belgium and abroad.

  2. The Consultant is specialized in advising enterprises active in the business of advanced materials and technologies, in particular shape memory alloys, and the management of such enterprises in general.


NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:


Article 1 - Services
--------------------

  1.1. ABC shall assist the management committee, director general and daily manager of the Company, as the need may be, in the daily management of the Company and shall advise on technical matters related to the development, production and sale of shape memory alloys, which form part of the specific know-how of the Company (the "Services").

  1.2. ABC shall put all its experience in this area at the disposal of the Company to carry out the Services under this Agreement to the best of its ability, i.e., in accordance with the state of the art and within reasonable terms. The provision of Services can take an oral, as well as a written, form and can take place at the locations designated from time to time by the board of directors of the Company.

  1.3. ABC is not an agent or employee of the Company. ABC shall perform the Services under the Agreement as an independent contractor. ABC shall comply with all applicable laws, including the laws, rules and regulations related to the payment of all taxes and social security contributions.

  1.4. ABC shall appoint a competent and sufficiently qualified person in accordance with the standards set forth in Annex 1 to the Agreement (the "Qualified Person") for the performance of the Services.


Article 2 - Term
----------------

  2.1. The Agreement is entered into for a definite term of 2 years starting on November 1, 1998 and expiring on October 31, 2000.

  2.2. Absent a written termination notice given by registered mail by one of the parties not less than 6 months prior to the expiration of the initial term of the Agreement, the Agreement shall be automatically renewed for successive periods of 1 year.

  2.3. If the Qualified Person initially appointed by ABC to perform the Services under the Agreement is unable or incapacitated for whatsoever reason to perform the Services as set forth in this Agreement for an uninterrupted period of at least 2 months, the Company would, unless ABC is able to substitute a satisfactory, competent and sufficiently Qualified Person, be entitled to terminate this Agreement with immediate effect without formal notice, by simple notification given by registered mail.

Article 3 - Confidentiality
---------------------------

  3.1. ABC shall treat and shall cause its affiliates, shareholders, directors, employees and agents to treat at all times as strictly confidential, any and all information, plans, patents, designs, processes, manufacturing methods, ideas and the like, which it receives or which may be told, shown or may be acquired from the Company or any affiliate of the Company in any way in connection with or as a result of the execution or implementation of the Agreement, to the extent that it is confidential information and is not information already in the public domain.

  3.2. In case of violation by ABC or any of its affiliates, shareholders, directors, employees or agents, of the confidentiality obligation set forth in Section 3.1 of the Agreement, the Company shall be entitled to an indemnity of BEF 690,000 per violation not preventing the Company to recover a higher damage if it can prove it.

  3.3. In the event of repetitive breaches of the confidentiality obligation set forth in Section 3.1 of the Agreement, the Company can terminate, at any time, without notice nor indemnity the Agreement.

Article 4 - Management Consulting Fee
-------------------------------------

  4.1. The Company shall pay ABC a fixed management consulting fee of BEF 4,784,000 per year or BEF 398,666.66 per month, excluding VAT, for the Services rendered under the Agreement.

  4.2. The management consulting fee shall be due each quarter and in advance and shall be paid by the Company in equal installments upon submission of an invoice of ABC.

  4.3. The management consulting fee shall be paid to ABC either by wire transfer into the bank account number 451-9519611-66 or by bank check.

  4.4. The management consulting fee may be annually reviewed and increased (but not decreased), in function of the improvement of the results and the expansion of the Company.

Article 5 - Intellectual Property
---------------------------------

  5.1. ABC shall disclose and shall cause its affiliates, shareholders, directors, employees and agents to disclose promptly to the Company all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements, whether or not patentable or copyrightable (all of the foregoing being hereinafter collectively called "Intellectual Property"), which they conceive, invent, discover, create or develop, alone or with others, during or at the occasion of the performance of the present Agreement or during a period of 6 months thereafter that in any way relate to the business conducted by the Company on the date hereof or, otherwise, relate to the corporate purpose of the Company as described in the recitals to this Agreement.

  5.2. ABC shall assign and shall cause its affiliates, shareholders, directors, employees and agents to assign for free to the Company all of their rights, titles, and interests in and to all Intellectual Property or any improvements thereto which they conceive, invent, discover, create or develop, alone or with others, during or at the occasion of the performance of the present Agreement or during a period of 6 months thereafter, to the extent that any such Intellectual Property or improvements in any way relate to the business conducted by the Company on the date hereof or, otherwise, relate to the corporate purpose of the Company as described in the recitals to this Agreement.

Article 6 - Miscellaneous
-------------------------

  6.1. In the event that any provision of this Agreement or any part thereof should be null and void, it shall not affect the validity of the other provisions.

  6.2. This Agreement constitutes the entire agreement and understanding between parties hereto and it supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

  6.3. The failure of a party on one or more occasions to exercise or enforce any right under this agreement shall not be deemed to be a waiver thereof in the past or at any time thereafter.

  6.4. Notwithstanding anything to the contrary set forth herein or in that certain Stock Purchase Agreement, dated as of October 30, 1998, between the Company, the stockholders of the

       Company and Memry Holdings S.A., ABC and the Qualified Person acting on behalf of ABC shall be permitted to advise Memory Metals Holland B.V. with respect to its development and commercialization of its proprietary medical stent system, provided, however, that ABC shall be prohibited from transferring or disclosing any of the Company's Intellectual Property to Memory Metals Holland B.V.

Article 7 - Applicable Law and Jurisdiction
-------------------------------------------

       7.1.  This Agreement is governed by Belgian law.

       7.2. Any dispute arising in connection with the interpretation or the performance of the Agreement shall be exclusively subject to CEPINA arbitration.

Done in Brussels, on October 30, 1998, in 2 originals, each party acknowledging having received one original.



    For the COMPANY:

    -------------------------------   ---------------------------------
    James Binch                       Thomas Carey
    ("read and approved")             ("read and approved")



    For ABC:


    -------------------------------   ---------------------------------
    Wilfried Van Moorleghem             Gratia Pauwels
    ("read and approved")              ("read and approved")

                                    ANNEX 1
                        "QUALIFIED PERSON" REQUIREMENTS


    I.Background Capabilities


    (a) The individual(s) must possess a thorough understanding of the engineering properties of shape memory alloys, as evidenced by at least three (3) years experience in technical and/or management activities concerning successful commercial use of these alloys.

    (b) The individual(s) must possess managerial experience in the successful conduct of the functions critical to a commercial enterprise, specifically sales and marketing, manufacturing, financial planning and control, and quality management systems.

    (c) The individual(s) must have demonstrated leadership abilities, as evidenced by either (i) successive growth in managerial scope through internal promotion, or (ii) growth via entrepreneurship of a successful commercial enterprise.

    (d) The individual(s) must possess knowledge of Belgian industrial practices, regulations, codes, labor standards, taxation regimes and environmental laws and regulations.

    (e) The individual(s) must be fluent in English, French and Flemish languages in order to effectively fulfill the duties expected hereof.

    II.  General Requirements

    (a) The individual(s) will be expected to represent the broad interests of Memry Corporation throughout the European Community, inclusive of representing its business strategy, as well as commercial and shareholder interests.

                                                                       EXHIBIT E

                             STANDSTILL AGREEMENT
                             --------------------

  STANDSTILL AGREEMENT (this "Agreement"), dated as of October 30, 1998, by and among MEMRY HOLDINGS, S.A. (the "Buyer"), a Belgian corporation and a wholly-owned subsidiary of Memry Corporation, a Delaware corporation (the "Parent"), the Parent and each of the shareholders of Advanced Materials and Technologies, N.V., a Belgian corporation (the "Company"), as set forth under the heading "Sellers" on the signature pages hereto (each referred to individually as a "Seller" and collectively as the "Sellers").


                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of capital stock of the Company (collectively, the "Shares");

  WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of October 30, 1998 (the "Purchase Agreement"), the Sellers shall sell, transfer, assign, convey and deliver the Shares to the Buyer, and the Buyer shall purchase, acquire and accept the Shares from the Sellers;

  WHEREAS, pursuant to the Purchase Agreement the Buyer is to pay a portion of the Purchase Price by the delivery of the Parent Shares; and

  WHEREAS, the Buyer is consummating the transactions contemplated by the Purchase Agreement, including delivering the Parent Shares to the Sellers, in express reliance upon the execution and delivery of this Agreement by the Sellers, and the Sellers are consummating the transactions contemplated by the Purchase Agreement in express reliance upon the execution and delivery of this Agreement by the Buyer and the Parent;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

  I.  Definitions. Capitalized terms used, but not otherwise defined, herein
      -----------
have the meanings ascribed to such terms in the Purchase Agreement.

  2.  Investment Representations and Warranties.  In connection with the
      -----------------------------------------
issuance of the Parent Shares to the Sellers pursuant to the Purchase Agreement, the Sellers hereby represent, warrant and acknowledge to the Buyer and the Parent as follows:

      2.1 The Parent Shares are being acquired by the Sellers for their own account, for investment purposes and not with a view to the sale or distribution of all or any part of the Parent Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

      2.2 The Sellers have sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Parent Shares.

      2.3 The Sellers have reviewed copies of such documents and other information as the Sellers have deemed necessary in order to make an informed investment decision with respect to the Sellers acquisition of the Parent Shares.

      2.4 The Sellers understand that the Parent Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Parent Shares or an available exemption from registration under the Act, the Parent Shares must be held indefinitely. Further, the Sellers understand and have the financial capability of assuming the economic risk of an investment in the Parent Shares for an indefinite period of time.

      2.5 The Sellers have been advised that the Sellers will not be able to dispose of the Parent Shares, or any interest therein, without first complying with the relevant provisions of the Act, any applicable state securities laws and the other restrictions set forth or referred to herein.

      2.6 The Sellers acknowledge that the Parent is under no obligation to register the Parent Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Parent Shares in the future.

      2.7 Each certificate representing Parent Shares or any other securities issued or issuable, directly or indirectly, in respect of the Parent Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event, shall be endorsed, stamped or otherwise imprinted with a legend in substantially the following form:


     THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

     FURTHERMORE, THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION AND THE VOTING OF THE SECURITIES REPRESENTED

     BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STANDSTILL AGREEMENT BY AND AMONG THE INITIAL HOLDER OF THIS CERTIFICATE, MEMRY HOLDINGS, N.V., AN AFFILIATE OF THE ISSUER OF THIS CERTIFICATE, AND CERTAIN OTHER HOLDERS OF STOCK AND OTHER SECURITIES OF THE ISSUER OF THIS CERTIFICATE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

     Each of the parties hereto agrees that the Parent may make a notation to this effect on its records and instruct any transfer agent of the Parent Shares to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this section to enforce the provisions of this Agreement.

  3.  Disposition of Parent Shares.
      ----------------------------

      3.1 Each Seller hereby agrees that such Seller shall make no disposition of the Parent Shares unless and until:

           3.1.1 Such Seller shall have notified the Parent of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

           3.1.2 Such Seller shall have complied with all requirements of this Agreement applicable to the disposition of the Parent Shares, including, the provisions of (S)4 hereof; and

           3.1.3 Such Seller shall have provided the Parent with an opinion of counsel (which counsel shall be Baker & McKenzie or other counsel that is reasonably acceptable to the Parent), in form and substance satisfactory to the Parent, that (i) the proposed disposition does not require registration of the Parent Shares under the Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Act or of any exemption from registration available under the Act (including Rule 144 promulgated thereunder) has been taken.

      3.2  The Parent shall not be required (i) to
transfer on its books any Parent Shares that have been sold or transferred in violation of the provisions of this (S)3 or (ii) to treat as the owner of the Parent Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Parent Shares have been transferred in contravention of this Agreement.

  4.  Standstill Provision.  For the period commencing on the Closing Date and
      --------------------
ending on the first anniversary of the Closing Date, no Seller shall offer for sale, sell, distribute pledge, hypothecate, transfer or otherwise encumber or dispose of any of the Parent Shares.

  5.  Voting Agreement.  For the period (the "Voting Period") commencing on the
      ----------------
Closing Date and ending on the earlier of (i) the third anniversary of the Closing Date or (ii) (A) the date on which all of the Parent Shares (including the Parent Escrowed Shares) are sold or (B) the date on which a portion of the Parent Shares (including the Parent Escrowed Shares) are sold with respect to the portion sold (provided, however, that this voting agreement shall remain in effect with respect to the portion of Parent Shares that is not sold until otherwise terminated hereunder) the Sellers shall consent to, vote for, or otherwise approve of each and every management proposal included in any stockholders' action to be taken with respect to a management proposal, including any action to be taken by written consent and any action to be taken in connection with the solicitation of proxies by management for an annual or special meeting of stockholders.

  6.  Representations and Covenants of Parent.
      ---------------------------------------

      6.1  Representations.  The Parent hereby represents and warrants to the
           ---------------
Sellers that, but for the failure of the bid price of the Company's common stock to meet the requirements of the National Association of Securities Dealers, Inc. ("NASD") for listing on The Nasdaq Small Cap Market, the Company currently meets all stated requirements for its common stock to be so listed.

      6.2  Covenants.  The Parent agrees (i) to reapply to the NASD for
           ---------
listing of its common stock on The Nasdaq Small Cap Market promptly upon the closing bid price of such common stock being at or above $4.00 per share for twenty consecutive trading days, and (ii) upon the filing of such application, to use its reasonable efforts to effect such a listing. For purposes of providing the benefits of Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), to the Sellers, the Parent agrees to file with the U.S. Securities and Exchange Commission, in a timely manner, all reports and other documents required of the Parent under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended.

  7.  Miscellaneous.
      -------------

      7.1  Entire Agreement.  This Agreement contains the entire agreement
           ----------------
among the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect hereto.

      7.2  Waivers and Amendments. This Agreement may be amended, modified,
           ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      7.3  Governing Law.  This Agreement shall be governed by, and construed
           -------------
and enforced in accordance with, and subject to, the laws of the State of New York, U.S.A.

      7.4  Jurisdiction.  Any dispute arising from this Agreement shall be
           ------------
settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") and the Guidelines for Expediting Larger, Complex Commercial Arbitrations of the American Arbitration Association (the "AAA"), and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over it. The arbitration shall be conducted in New York, New York. There shall be one arbitrator (referred to as the "Arbitrator"). The parties shall endeavor to agree on the selection of an Arbitrator, but if no agreement has been reached within 40 days of claimant's demand that an arbitrator be selected the Arbitrator shall be selected by the AAA upon the request of any party. The Arbitrator shall conduct himself as neutral, and be subject to disqualification pursuant to Section 19 of the Rules. The Arbitrator shall be compensated at his normal hourly or per diem rates for all time spent in connection with the arbitration proceeding, and pending final award, appropriate compensation and expenses shall be advanced equally by the parties. Within 15 days after the Arbitrator has been appointed, a preliminary hearing among the Arbitrator and counsel for the parties shall be held for the purpose of evolving a written plan for the management of the arbitration that shall promote the efficient, expeditious and cost-effective conduct of the proceeding. Nothing in this (S)7.4 shall prevent a Party from seeking injunctive relief pending a decision of an arbitrator pursuant to this
(S)7.4 or to enforce such a decision in any court having jurisdiction over the Party against whom injunctive relief or enforcement is sought.

      7.5  Binding Effect; Benefit. This Agreement shall inure to the benefit
           -----------------------
of and be binding upon the parties hereto and their respective successors and assigns. The Parent is a direct, contemplated third party beneficiary of this Agreement and may bring action (in accordance with (S)7.4) to enforce the terms hereof.

      7.6  Variations in Pronouns. All pronouns and any variations thereof
           ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

       7.7  Construction.  While the Parent's counsel prepared this Agreement,
            ------------
the parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

       7.8  Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       7.9  Headings.  The headings in this Agreement
            --------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       7.10 Severability.  If any term, provision, covenant or restriction of
            ------------
this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                                     * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Buyer:                  MEMRY HOLDINGS, S.A.


                        By:
                           ------------------------------
                          Name:
                          Title:


Parent:                 MEMRY CORPORATION


                        By:
                           ------------------------------
                          Name:
                          Title:


Sellers:
                        ---------------------------------
                        Wilfried Van Moorleghem


                        ---------------------------------
                        Gratia Pauwels


                        ---------------------------------
                        Luc Delaey


                        USINE METALLURGIQUE SUISSE
                        HOLDING S.A.


                        By:
                           ------------------------------
                          Name:
                          Title:


                        G.I.M.V.


                        By:
                           ------------------------------
                          Name:
                          Title:


                        ADVANCED BUSINESS
                         CONSULTING N.V.

                        By:
                           ------------------------------
                          Name:
                          Title:

                                                                     EXHIBIT F-1


                                        Mr. Wilfried Van Moorleghem
                                        Mrs. Gratia Pauwels
                                        Mr. Luc Delaey
                                        Swiss Metalworks Holding (UMSH)
                                        G.I.M.V.
                                        Advanced Business Consulting N.V.
                                        C/O BAKER & MCKENZIE
                                        Louizalaan 149

                                        1050   BRUSSELS

                                        October 30, 1998



     Dear Madam:
     Dear Sirs:



     RE:  MEMRY HOLDINGS S.A. / LEGAL OPINION
     O. ref.:JPF/KVO/98.2683/L01
     ---------------------------



     1. We have acted as Belgian counsel to Memry Holdings S.A. (the "Company") in connection with the acquisition of all the shares of Advanced Materials and Technologies N.V. ("AMT"), pursuant to a stock purchase agreement dated October 30, 1998 (the "Agreement").

          We are giving this opinion pursuant to Section 3.02.(h) of the Agreement.

          Unless expressly provided otherwise, terms and expressions, defined in the Agreement, shall have the same meaning herein.

     2. For the purposes of the present opinion, we have examined the following documents:

          a)   an uncertified copy of the final draft of the Agreement;

          b) a certified copy of the deed of incorporation of the Company dated October 22, 1998;

          c) a copy of the resolution of the board of directors dated October 23, 1998, approving the Agreement; and

          d) a certified copy of the Company file with the Trade Registry of Brussels dated October 27, 1998.

          Except as stated above and as we have deemed necessary in connection with this legal opinion, we have not examined any contracts, instruments or other documents entered into by or affecting the Company, or any of its corporate records and have not made any further inquiry concerning the Company.

     3. With respect to the documents which we have examined and reviewed, we have assumed:

          -    the genuineness of all signatures;

          - the conformity to original documents and the completeness of all documents submitted to us as certified or uncertified copies and the authenticity of the originals thereof;

          - that no changes or amendments occurred after the date of their issuance or photocopying;

          - that the Agreement submitted in final draft form to us was executed in the form submitted to us and that there have been no amendments or changes to the Agreement; and

          -    the legal capacity of individuals signing such documents.

          The present opinion is confined to and given on the basis of the laws of Belgium, as they exist at the date hereof and as applied by Belgian courts. We express no opinion as to the laws of any jurisdiction other than the laws of Belgium.

          There is no intention on our part to amend or update this opinion in the event of any changes after the date hereof in any Belgian law or regulations or case law relevant to this opinion.

     4. Based upon and subject to the foregoing, the qualifications set out below and any matters not disclosed to us, we are of the opinion that:

          a) the Company is a corporation duly incorporated and organized under the laws of Belgium;

          b) the Company has the corporate power and capacity to enter into and perform its obligations under the Agreement;

          c) the entering into and the performance of the terms and conditions of the Agreement by the Company have been duly authorized by all necessary corporate action; and

          d) the execution by the Company of the Agreement and the fulfillment of or compliance with the terms thereof do not violate or conflict with, or result in a breach of the articles of association of the Company.

     5. The opinions expressed above are subject to the following qualifications:

          a) any enforcement against the Company may be limited and affected by (i) Belgian bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws affecting creditors' rights generally, and (ii) the application of general principles of abuse of rights and good faith as applicable under the laws of Belgium;

          b) Belgian courts may give effect to the mandatory rules of the law of another country with which the subject matter of the proceedings has a close connection if, and insofar as, under the laws of the latter country, those rules must be applied whatever the law applicable to the Agreement; and

          c) should a suit be filed before a Belgian court, a certified sworn translation may be required in French, Dutch or German (according to the seat of the court) of all documents not written in the official language of the seat of the court.

     6. This opinion shall, therefore, be governed by and construed in accordance with the laws of Belgium as in effect on the date at which it is given and any matters relating to it shall be of the exclusive jurisdiction of the Belgian courts.

          This opinion is addressed to and is solely for the benefit of the shareholders of AMT. Accordingly, it may not be relied upon by any other person (other than their legal advisors) or for any other purpose than in connection with the Agreement and it is not to be circulated, quoted or otherwise referred to for any other purpose.
          You are requested not to give copies of this opinion to others without our permission.



          Yours sincerely,



          Sandrine HIRSCH  Jean-Pierre FIERENS

                                                        EXHIBIT F-2



                            October 30, 1998



Mr. Wilfried Van Moorleghem
Ms. Gratia Pauwels
Mr. Luc Delaey
Usines Metallurgique Suisse Holding S.A.
G.I.M.V.
Advanced Business Consulting N.V.
c/o Baker & McKenzie
Avenue Louise 149
1050 Brussels, Belgium

Ladies and Gentlemen:

  This opinion is furnished to you pursuant to Section 3.02(h)(ii) of the Stock Purchase Agreement, dated as of October 30, 1998 (the "Purchase Agreement"), by and between each of you (each singularly a "Seller" and collectively the "Sellers") and Memry Holdings, S.A., a Belgian corporation (the "Buyer"). We have acted as counsel to Memry Corporation, a Delaware corporation and the Buyer's parent corporation (the "Parent"), in connection with the preparation, execution and delivery of (i) the Purchase Agreement (which the Parent is executing for the purposes set forth therein), (ii) the Standstill Agreement, and (iii) the consummation of the transactions contemplated thereby. The items described in clauses (i) and (ii) above shall be hereinafter referred to collectively as the "Agreements." Capitalized terms used herein and not otherwise defined herein shall have the respective meanings attributed thereto in the Purchase Agreement.

  In rendering the opinions set forth herein, we have examined copies, telecopies or photocopies of: (i) the executed Agreements; (ii) the Certificate of Incorporation and By-laws of the Parent; and (iii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinions expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify (which independent establishment or verification is limited to review of the items set forth in clauses (i) through (iii) of the first sentence of this paragraph), we have relied (i) upon statements, certifications and representations of the officers and other representatives of the Parent, including, as to matters of fact (as opposed to legal conclusions), the representations regarding the Parent set forth in the Purchase Agreement; and (ii) upon certificates of public officials of the State of Delaware. With respect to our opinion in paragraph 5 below, we have also assumed that the Shares have been validly and properly conveyed to Buyer by Sellers in accordance with Belgian law and the terms of the Purchase Agreement. In rendering this opinion, other than as described above, we have made no independent investigation concerning the facts represented to us by the Parent.

  Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that:

  1. The Parent is a corporation legally existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties.

  2. The Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements. The execution, delivery and performance of the Agreements by the Parent and the consummation of the transactions contemplated thereby by the Parent have been duly authorized by all necessary corporate action of the Parent. The Agreements have been duly executed by the Parent.

  3. The execution of the Agreements and the consummation of the transactions contemplated thereby by the Parent (a) will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of the Parent, and (b) to our knowledge, will not violate any constitution, statute, regulation or rule of the United States or the State of Connecticut (or any provision of the Delaware General Corporation Law).

  4. Based solely upon information provided to us by American Stock Transfer & Trust Co., the Parent's transfer agent, as of October 16, 1998, there were 19,954,140 shares of the Parent's common stock, par value $0.01 per share ("Parent Common Stock"), issued and outstanding. The Parent Common Stock is not divided into classes and/or series. To our knowledge, the Parent has no shares of preferred stock issued and outstanding.

  5. The issuance of the Parent Shares to the Sellers on behalf of the Buyer pursuant to the Purchase Agreement has been duly authorized by the Parent. The Parent Shares have been validly issued, are fully paid and non-assessable, and are being transferred to Sellers free and clear of any Liens (other than Liens created by or with respect to the Sellers). Subject to (i) applicable laws,
(ii) the restrictions set forth in the Purchase Agreement and the documents contemplated thereby, and (iii) restrictions created by or with respect to the Sellers, there are no legal prohibitions on the transfer by the Sellers of the Purchased Shares.

  As used in this opinion letter, the phrase "to our knowledge" shall mean our actual knowledge based solely upon our inquiries to the Parent without further investigation. We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of Connecticut, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America (but, as to such Federal laws, including only those laws which, in our experience, are normally applicable to transactions of the type provided for in the Agreements). The opinions given herein are provided pursuant to Section 3.02(h)(ii) of the Purchase Agreement and in connection with the transactions contemplated thereby, and this letter and the opinions given herein may not, unless otherwise specifically agreed to in writing by a member of this firm, be circulated or used, quoted or relied upon for any other purpose or by any person or entity other than the Sellers. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.


                                                Very truly yours,

                                                                       EXHIBIT G


MEMRY CORPORATION ANNOUNCES EUROPEAN ACQUISITION

BROOKFIELD, CT - OCTOBER 30, 1998 - Memry Corporation (MRMY on the OTC Bulletin BoardTM) announced that it had completed the acquisition of Advanced Materials and Technologies, n.v. (AMT), of Herk-de-Stad, Belgium. The terms of the transaction included a cash payment of $1.04 million and 675,000 shares of Memry Corporation common stock. In addition, Memry may be obligated to pay up to an additional $1.05 million in cash if, twelve months from the closing date, the value of the Memry shares is below $5.55 per share.

Formerly owned primarily by Usines Metalurgiques Suisse Holdings, S.A., known as Swiss Metals, GIMV n.v., Investment Company for Flanders, of Antwerp, Belgium and AMT's founder, Dr. Wilfried Van Moorleghem, AMT is one of Europe's leading providers of shape memory alloys serving customers in Europe, Asia and the U.S. Located just one hour from Brussels, AMT owns and occupies a new 15,000 square foot manufacturing facility in close proximity to all major European locations.

According to Memry's Chairman and CEO, Mr. James Binch, "This acquisition offers Memry the opportunity to significantly increase its European market presence at a time when the majority of its medical customer base is establishing manufacturing operations within the European Community to better serve their own markets. In addition, AMT's significant technical strengths in shape memory alloys and their application in industrial, commercial and medical applications complement those of Memry's existing operations in Menlo Park, CA and Brookfield, CT. It is anticipated that AMT, to become known as Memry Europe, N.V., will also benefit from the strong European presence of Memry's private label/supply/ distribution relationship with Raychem Corporation and is expected to result in rapid growth. We are delighted to welcome D. Van Moorleghem and his team to the Memry organization."

For further information, contact Memry Corporation's Investor Relations Department at 203-740-7311.


Memry Corporation, with locations in Brookfield, Connecticut and Menlo Park, California, is engaged in the design, development and manufacture of various medical and industrial materials and components utilizing shape memory alloys. Through the production of nickel titanium strip, wire and tubing and technical expertise in the forming and assembly of these materials, Memry produces such products as laparoscopic surgical assemblies, medical stent materials and components, cellular telephone antennae components and various high performance valves.

                                                                       EXHIBIT H


                                   AGREEMENT


  AGREEMENT, dated as of October 30, 1998 (this "Agreement"), between USINES METALLURGIQUE SUISSE HOLDING S.A., a Swiss corporation ("Swissmetal"), and ADVANCED MATERIALS AND TECHNOLOGIES, N.V., a Belgian corporation ("AMT").

  WHEREAS, Swissmetal is the holder of 1634 shares of the capital stock of AMT, which shares are being sold (along with all of the other outstanding shares of the capital stock of AMT) to Memry Holdings, S.A., a Belgian corporation (the "Buyer"), pursuant to that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), among the Buyer, Memry Corporation, a Delaware corporation (the "Parent"), and the stockholders of AMT;

  WHEREAS, Swissmetal is the owner of certain movable tangible personal property located at AMT (the "Business Assets") that are used by AMT in the Business (as defined in the Stock Purchase Agreement) and Swissmetal desires to sell to AMT and AMT desires to buy from Swissmetal the Business Assets;

  WHEREAS, Swissmetal and AMT are parties to that certain exclusive supply agreement, dated as of August 17, 1992, as the same may have been amended from time to time (as so amended, the "Supply Agreement"), pursuant to which AMT purchases on an exclusive basis certain products used for the manufacturing of shape memory alloy products from Swissmetal, and Swissmetal and AMT desire to terminate such Supply Agreement and release each other from liability thereunder;

  WHEREAS, on January 19, 1998, Swissmetal loaned AMT BEF 5,000,000, with such amount accruing interest at a rate of 5% per annum payable upon demand (the "Loan") and Swissmetal and AMT desire to modify the Loan so that interest will be payable thereon monthly in arrears and the principal amount plus accrued interest will become due and payable on November 30, 1999, instead of upon demand; and

  WHEREAS, Swissmetal has, directly or indirectly through an affiliate, been providing AMT with certain insurance coverage under Master Agreement Policy No. 49/61675/01 (the "Insurance Coverage"), and Swissmetal and AMT desire to terminate such coverage while still providing AMT with the benefit of any Insurance Coverage for periods prior to such termination.

  NOW, THEREFORE, the parties hereto hereby agree as follows:


  Section 1.  Purchase and Sale of Business Asset.
  ---------   -----------------------------------

        Section 1.1  Purchase and Sale; Purchase Price.  On and subject to the
        -----------  ---------------------------------
  terms and conditions of this Agreement, AMT shall purchase the Business Assets from Swissmetal for an aggregate consideration equal to BEF 350,000, plus VAT (the "Purchase Price"), and Swissmetal shall, upon receipt of the cash portion of the Purchase Price, sell, transfer, convey and deliver to AMT the Business Asset. AMT shall deliver the cash portion of the Purchase Price on November 2, 1998 to Swissmetal by sending Swissmetal a bank or certified check for such amount on such date.

        Section 1.2  Representations and Warranties of Swissmetal Regarding
        -----------  ------------------------------------------------------
  the Business Asset.  Swissmetal hereby represents and warrants to AMT that
  ------------------
  Swissmetal has good and marketable title to the Business Assets, free and clear of all Liens (as defined in the Stock Purchase Agreement).


        Section 1.3  Further Assurances.  In case at any time after the date
        -----------  ------------------
  hereof any further action is necessary or desirable to carry out the purposes of Section 1 of this Agreement, Swissmetal shall take such further action (including, without limitation, the execution and delivery of such further instruments and documents, including bills of sale or similar documents) as AMT may reasonably request.

  Section 2.  Termination of Supply Agreement; Mutual Release.
  ---------   -----------------------------------------------

        Section 2.1  Termination of Supply Agreement.  Swissmetal and AMT hereby
        -----------  -------------------------------
  mutually agree to terminate, effective immediately, the Supply Agreement and, except as set forth in Section 2.3, all obligations of either Swissmetal or AMT existing thereunder.

        Section 2.2  Mutual Release.  Each of Swissmetal and AMT and their
        -----------  --------------
  respective representatives, successors, assigns and agents, hereby fully, finally and forever remise, release and discharge, except as set forth in
  Section 2.3, each other from all and any manner of claims, suits, obligations, liabilities, damages, costs, and demands whatsoever, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising under the Supply Agreement.

        Section 2.3  Exceptions to Termination and Release.  The termination
        -----------  -------------------------------------
  and release set forth in Section 2.1 and 2.2 above shall not, however, terminate the following obligations, or release a party from the following liabilities: (i) any obligations or liabilities of Swissmetal relating to sales made under the Supply Agreement prior to the date hereof; and (ii) any obligations or liabilities of AMT to pay Swissmetal for purchases under the Supply Agreement prior to the date hereof in amounts included as liabilities in the determination of AMT's Closing Net Worth (as defined in the Stock Purchase Agreement).

  Section 3.  Agreement to Modify the Loan.  The Loan is hereby modified and
  ---------   ----------------------------
amended, as of the date hereof, as follows:

        Section 3.1  Principal Amount.  The principal amount of the Loan is BEF
        -----------  ----------------
  5,000,000. The principal amount of the Loan shall become due and payable by AMT on November 30, 1999.

        Section 3.2  Interest.  Interest on the unpaid principal amount of
        -----------  --------
  the Loan shall be payable by AMT to Swissmetal at a rate of 5% per annum, payable monthly, in arrears on the last day of each month commencing on November 30, 1998 and on any other date that principal is paid on the Loan.

        Section 3.3  Prepayment.  The Loan may be prepaid, without premium or
        -----------  ----------
  penalty, by AMT at any time.

        Section 3.4  Assignment.  The Loan may not be assigned, pledged,
        -----------  ----------
  hypothecated or otherwise encumbered, transferred or disposed of by Swissmetal without the prior written consent of AMT.

  Section 4.  Insurance.
  ---------   ---------

        Section 4.1  Termination of Insurance Coverage.  Swissmetal shall
        -----------  ---------------------------------
  cause the Insurance Coverage to be terminated on a prospective basis as soon as practicable.

        Section 4.2  Arrangement Regarding Benefit of Insurance Coverage.
        -----------  ---------------------------------------------------
  Swissmetal shall provide AMT with the benefit of the Insurance Coverage heretofore in effect by (i) upon AMT's request from time to time, submitting to the providers of the Insurance Coverage claims for which AMT may benefit from the Insurance Coverage, (ii) taking all action as may be requested by AMT to prosecute such claims and obtain payment from the providers of the Insurance Coverage, and (iii) paying to AMT any amounts received by Swissmetal from providers of the Insurance Coverage. Without imposing obligations not previously in existence, the parties agree and understand that such agreement shall be effective whether any such Insurance Coverage is on a "claims made" basis (i.e., for claims made prior to the date of the termination of the Insurance Coverage that have been made) or on an "occurrence" basis (i.e., Insurance Coverage available for occurrences prior to the date of the termination of such Insurance Coverage whether or not any claim has been heretofore made). Swissmetal also agrees to fully cooperate with AMT in determining the amount and scope of the Insurance Coverage.

  Section 5.  Miscellaneous.
  ---------   -------------

        Section 5.1  Entire Agreement. This Agreement contains the entire
        -----------  ----------------
  agreement among the parties with respect to the matters set forth herein and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

        Section 5.2  Waivers and Amendments. This Agreement may be amended,
        -----------  ----------------------
  modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 5.3  Governing Law.  This Agreement shall be governed by, and
        -----------  -------------
  construed and enforced in accordance with and subject to, the laws of the Kingdom of Belgium.

        Section 5.4  Jurisdiction.  (a) Any dispute arising from this
        -----------  ------------
  Agreement shall be settled by arbitration in accordance with the rules of CEPANI ("Centre belge pour l'etude et la pratique de l'arbitrage national et international/Belgisch centrum voor studie en praktijk van nationale en internationale arbitrage") by three (3) arbitrators appointed in accordance with such rules. The proceedings shall take place in Brussels, Belgium and shall be conducted in English. (b) Nothing in this Section 5.4 shall prevent a party from seeking injunctive relief pending a decision of an arbitrator pursuant to 5.4(a) above or to enforce such a decision in any court having jurisdiction over the party against whom injunctive relief or enforcement is sought.

        Section 5.5  Binding Effect; Benefit.  This Agreement shall inure to
        -----------  -----------------------
  the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 5.6  Construction.  While AMT's counsel prepared this
        -----------  ------------
  Agreement, the parties have participated jointly in the negotiation of this Agreement. Without prejudice to Articles 1156 through 1164 of the Belgian Civil Code, in the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

        Section 5.7  Headings.  The headings in this Agreement are for
        -----------  --------
  reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 5.8  Severability.  If any term, provision, covenant or
        -----------  ------------
  restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



                                     * * *

  IN WITNESS WHEREOF, the parties have executed this Agreement in Brussels, Belgium, as of the date first above written in 2 original copies, with each party receiving one original copy.

                        USINES METALLURGIQUE SUISSE
                         HOLDING S.A.

                        By:
                           --------------------------------
                           Name:
                           Title:

                           and


                        By:
                           --------------------------------
                           Name:
                           Title:


                        ADVANCED MATERIALS AND
                         TECHNOLOGIES, N.V.


                        By:
                           --------------------------------
                           Name:  James G. Binch
                           Title:  Director


                        By:
                           --------------------------------
                           Name: Thomas D. Carey
                           Title: Director

                                                                      Schedule A

                         List of Sellers, Shares Held,
                          and Percentage of Interest
                         ----------------------------


  Name and Address                                              Percentage
     of Seller                      No. of Shares               of Interest
  ----------------                  -------------               -----------

Wilfried Van Moorleghem                 340                         9.062
Kroonstraat 4
B-3210 Lubbeek
Belgium

Gratia Pauwels                           65                         1.732
Kroonstraat 4
B-3210 Lubbeek
Belgium

Luc Delaey                               14                         0.374
Corbielaan 16
B-3060 Bertem
Belgium

Swiss Metalworks Holding (UMSH)       1,634                        43.550
Weidenstrasse 50
CH-4143 Dornach 1
SWITZERLAND

G.I.M.V.                              1,194                        31.823
Karel Oomsstraat 37
B-2018 Antwerpen
Belgium

Advanced Business Consulting, N.V.      505                        13.459
Kroonstraat 4
B-3210 Lubbeek
Belgium


                                    _______                      ________


Totals                                3,752                         100.0%
                                      =====                      ========